FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 30, 2002


                                EMCOR GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                     0-2315              11-2125338
   -------------------------------    ----------------   ---------------------
  (State or other jurisdiction       (Commission File       (I.R.S. Employer
  of incorporation or organization)       Number)        identification number)


   101 Merritt Seven Corporate Park
       Norwalk, Connecticut                               06851-1060
  ---------------------------------                      ------------
(Address of principal executive offices)                  (zip code)


        Registrant's telephone number, including area code (203) 849-7800

                                       N/A
         (Former Name or Former Address, if Changed Since Last Report.)

                           Exhibit Index is located at
                                     Page 2
                                  Page 1 of 86

Item 5. Other Events


     On September 30, 2002, EMCOR Group, Inc. issued a press release regarding a Credit Agreement by and among it and Certain of Its Subsidiaries and Harris Trust and Savings Bank, individually and as Agent and the Lenders which are or become parties thereto dated as of September 26, 2002. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits:

         Exhibit No.         Description

         4 * U. S. $275,000,000 Credit Agreement by and among EMCOR Group, Inc. and Certain of its Subsidiaries and Harris Trust and Savings Bank individually and as Agent and the Lenders which are or become parties thereto dated as of September 26, 2002.

         99                  *Press release issued September 30, 2002.




*  Filed herewith.

                                                    Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         EMCOR Group, Inc


                                                        /s/ Frank T. MacInnis
                                                      ------------------------
                                              By:        Frank T. MacInnis
                                                     Chairman of the Board of
                                                         Directors and
                                                      Chief Executive Officer

                                                                       EXHIBIT 4


                                CREDIT AGREEMENT


                                  by and among


                                EMCOR GROUP, INC.


                                       and


                           CERTAIN OF ITS SUBSIDIARIES


                                       and


                          HARRIS TRUST AND SAVINGS BANK


                            individually and as Agent


                                       and


                                   the Lenders


                       which are or become parties hereto


                                       and


                              FLEET NATIONAL BANK,
                              as Syndication Agent


                                       and


                       LASALLE BANK NATIONAL ASSOCIATION,
                             as Documentation Agent


                         Dated as of September 26, 2002

===============================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.    THE REVOLVING CREDIT.............................................1

 Section 1.1. Revolving Credit.................................................1
 Section 1.2. Revolving Loans..................................................2
 Section 1.3. Letters of Credit................................................3
  (a) General Terms............................................................3
  (b) Applications.............................................................3
  (c) The Reimbursement Obligation.............................................4
  (d) The Participating Interests..............................................4
  (e) Indemnification..........................................................5
 Section 1.4. Manner of Borrowing Revolving Loans..............................5
  (a) Generally................................................................5
  (b) Agent Reliance on Bank Funding...........................................6
 Section 1.5. Minimum Borrowing Amounts........................................7
 Section 1.6. Maturity of Loans................................................7
 Section 1.7. Appointment of Company as Agent for Borrowers; Reliance by Agent.7
  (a) Appointment..............................................................7
  (b) Reliance.................................................................7
 Section 1.8. Swing Loans......................................................7
 Section 1.9. Default Rate.....................................................9

SECTION 2.    INTEREST........................................................10
 Section 2.1. Domestic Rate Loans.............................................10
 Section 2.2. Eurodollar Loans................................................10
 Section 2.3. Rate Determinations.............................................10
 Section 2.4. Computation of Interest.........................................10
 Section 2.5. Funding Indemnity...............................................10
 Section 2.6. Change of Law...................................................11
 Section 2.7. Unavailability..................................................11
 Section 2.8. Increased Cost and Reduced Return...............................12
 Section 2.9. Lending Offices.................................................13
 Section 2.10.Discretion of Lender as to Manner of Funding....................13
 Section 2.11.Capital Adequacy................................................13

SECTION 3.    FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS..........14

 Section 3.1. Commitment Fee..................................................14
 Section 3.2. Other Fees......................................................14
 Section 3.3. Letter of Credit Fees...........................................14
 Section 3.4. Voluntary Prepayments...........................................14
 Section 3.5. Mandatory Prepayments and Commitment Reductions.................15
 Section 3.6. Voluntary Terminations..........................................16
 Section 3.7. Place and Application...........................................16
 Section 3.8. Notations and Requests..........................................17

SECTION 4.    THE COLLATERAL AND THE GUARANTEES...............................18

 Section 4.1. The Collateral..................................................18
 Section 4.2. The Guarantees..................................................19

SECTION 5.    REPRESENTATIONS AND WARRANTIES..................................20

 Section 5.1. Organization and Qualification..................................20
 Section 5.2. Subsidiaries....................................................20
 Section 5.3. Corporate Authority and Validity of Obligations.................20
 Section 5.4. Use of Proceeds; Margin Stock...................................21
 Section 5.5. Financial Reports...............................................21
 Section 5.6. No Material Adverse Change......................................21
 Section 5.7. Full Disclosure.................................................22
 Section 5.8. Good Title......................................................22
 Section 5.9. Litigation and Other Controversies..............................22
 Section 5.10.Taxes...........................................................22
 Section 5.11.Approvals.......................................................22
 Section 5.12.Affiliate Transactions..........................................22
 Section 5.13.Investment Company; Public Utility Holding Company..............23
 Section 5.14.ERISA...........................................................23
 Section 5.15.Compliance with Laws............................................23
 Section 5.16.Other Agreements................................................23
 Section 5.17.No Default......................................................23

SECTION 6.    CONDITIONS PRECEDENT............................................24

 Section 6.1. All Credit Utilizations.........................................24
 Section 6.2. Initial Credit Utilization......................................25
 Section 6.3. Post-Closing Matters............................................27

SECTION 7.    COVENANTS.......................................................27

 Section 7.1. Maintenance of Business.........................................27
 Section 7.2. Maintenance of Property.........................................27
 Section 7.3. Taxes and Assessments...........................................27
 Section 7.4. Insurance.......................................................27
 Section 7.5. Financial Reports and Rights of Inspection......................28
 Section 7.6. Minimum Net Worth...............................................30
 Section 7.7. Leverage Ratio..................................................30
 Section 7.8. Interest Coverage Ratio.........................................30
 Section 7.10.Indebtedness for Borrowed Money.................................30
 Section 7.11.Liens...........................................................32
 Section 7.12.Investments, Acquisitions, Loans, Advances and Guarantees.......34
 Section 7.13.Capital and Certain other Restricted Expenditures...............38
 Section 7.14.Mergers, Consolidations and Sales...............................38
 Section 7.15.Maintenance of Restricted Subsidiaries..........................39
 Section 7.16.Dividends and Certain Other Restricted Payments.................40
 Section 7.17.ERISA...........................................................40
 Section 7.18.Compliance with Laws............................................41
 Section 7.19.Burdensome Contracts With Affiliates............................41
 Section 7.20.No Changes in Fiscal Year.......................................41
 Section 7.21.Formation of Subsidiaries.......................................41
 Section 7.22.Change in the Nature of Business................................41
 Section 7.23.Use of Proceeds of Initial Credit Utilization...................41

SECTION 8.    EVENTS OF DEFAULT AND REMEDIES..................................42

 Section 8.1. Events of Default...............................................42
 Section 8.2. Non-Bankruptcy Defaults.........................................44
 Section 8.3. Bankruptcy Defaults.............................................44
 Section 8.4. Collateral for Undrawn Letters of Credit........................44

SECTION 9.    DEFINITIONS INTERPRETATIONS.....................................45

 Section 9.1. Definitions.....................................................45
 Section 9.2. Interpretation..................................................60

SECTION 10.   THE AGENT AND THE ISSUERS.......................................61

 Section 10.1.Appointment and Authorization...................................61
 Section 10.2.Rights as a Lender..............................................61
 Section 10.3.Standard of Care................................................61
 Section 10.4.Costs and Expenses..............................................62
 Section 10.5.Indemnity.......................................................62
 Section 10.6.Quebec Matters..................................................63
 Section 10.7.Conflict........................................................63
 Section 10.8.Documentation Agent and Syndication Agent.......................63

SECTION 11.   MISCELLANEOUS...................................................63

 Section 11.1.Withholding Taxes...............................................63
 Section 11.2.Holidays........................................................65
 Section 11.3.No Waiver, Cumulative Remedies..................................65
 Section 11.4.Waivers, Modifications and Amendments...........................65
 Section 11.5.Costs and Expenses..............................................65
 Section 11.6.Stamp Taxes.....................................................66
 Section 11.7.Survival of Representations and Indemnities.....................66
 Section 11.8.Construction....................................................66
 Section 11.9.Addresses for Notices...........................................66
 Section 11.10.Obligations Several............................................67
 Section 11.11.Headings.......................................................67
 Section 11.12.Severability of Provisions.....................................67
 Section 11.13.Counterparts...................................................67
 Section 11.14.Binding Nature and Governing Law...............................67
 Section 11.15.Entire Understanding...........................................67
 Section 11.16.Participations.................................................67
 Section 11.17.Assignment Agreements..........................................68
 Section 11.18.Terms of Collateral Documents not Superseded...................69
 Section 11.19.PERSONAL JURISDICTION..........................................69
  (a) EXCLUSIVE JURISDICTION..................................................69
  (b) OTHER JURISDICTIONS.....................................................69
 Section 11.20.Currency.......................................................69
 Section 11.21.Currency Equivalence...........................................70
 Section 11.23.Change in Currency.............................................70
 Section 11.22.Interest Rate Limitation.......................................71

Signature Page................................................................72

EXHIBIT A-1 - Revolving Credit Note
EXHIBIT A-2 - Swing Note
EXHIBIT B - Form of Opinion of Counsel
EXHIBIT C - Compliance Certificate
EXHIBIT D - Assignment and Acceptance
EXHIBIT E - Acknowledgement of Pledge
SCHEDULE I - Compliance Calculations
SCHEDULE 1.1 - Commitments
SCHEDULE 1.3 - Existing Letters of Credit
SCHEDULE 4.2 - The Guarantors
SCHEDULE 5.2 -Subsidiaries
SCHEDULE 5.9 - Litigation
SCHEDULE 7.10 - Indebtedness
SCHEDULE 7.11 - Liens
SCHEDULE 7.12 - Investments, Loans, Advances and Guarantees

                                EMCOR GROUP, INC.

                                CREDIT AGREEMENT



Harris Trust and Savings Bank, individually and as Agent
Chicago, Illinois

Fleet National Bank, individually and as Syndication Agent
Stamford, Connecticut

LaSalle Bank National Association, individually and as
  Documentation Agent
Chicago, Illinois

and the other Lenders from time to time party hereto

Gentlemen:

     The undersigned, EMCOR Group Inc., a Delaware corporation (the "Company"), Comstock Canada Ltd., a Canadian corporation ("Comstock Canada"), and EMCOR Drake & Scull Group plc., a United Kingdom public limited company ("Drake & Scull"), apply to you for your several commitments, subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") available to the Borrowers, all as more fully hereinafter set forth. Upon your acceptance hereof in the space provided for that purpose below this shall constitute a contract between us for the following uses and purposes:

SECTION 1.           THE REVOLVING CREDIT.

     Section 1.1. Revolving Credit. Subject to all of the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a Revolving Credit to the Borrowers in the amount of its commitment to extend the Revolving Credit set forth opposite its name on Schedule 1.1 hereto or on the Assignment Agreement to which it is a party (its "Commitment" and cumulatively for all the Lenders, the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. Subject to the terms and conditions hereof, such Revolving Credit may be availed of by each Borrower in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by any one or more of the Borrowers in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate amount of the Revolving Loans, Swing Loans and L/C Obligations outstanding at any one time from all the Borrowers taken together when taken together with the amount of outstanding borrowings and letters of credit under the Canadian Facility, if any, shall not at any time exceed the Commitments, provided, further, that in addition to, and not in substitution for, the foregoing requirement: (i) the aggregate outstanding amount of L/C Obligations shall in no event exceed $75,000,000 at any one time outstanding,
(ii) the aggregate amount of Revolving Loans made to the U.K. Borrowers when taken together with the aggregate amount of L/C Obligations with respect to Letters of Credit issued for the account of the U.K. Borrowers and their respective Subsidiaries shall in no event exceed $50,000,000 at any one time outstanding, and (iii) the aggregate amount of Revolving Loans made to the Canadian Borrowers and of L/C Obligations with respect to Letters of Credit issued for the account of the Canadian Borrowers and their respective Subsidiaries when taken together with the aggregate outstanding amount of loans made under the Canadian Facility, if any, and letters of credit issued thereunder shall in no event exceed $25,000,000 at any one time outstanding (the "Sublimits"). The obligations of the Lenders hereunder are several and not joint and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Commitment. Notwithstanding anything contained in this Agreement to the contrary, neither the U.K. Borrowers nor the Canadian Borrowers (or the Company on their behalf) shall be permitted to request Borrowings or Letters of Credit prior to the date upon which the Agent determines in its sole discretion that the conditions precedent set forth in
Section 6.3 have been satisfied.

     For all purposes of this Agreement, where a determination of the used, unused or available amount of the Commitments or of the outstanding amount of Credit Utilizations is necessary, Credit Utilizations payable in an Alternative Currency shall be converted into their U.S. Dollar Equivalent. Such conversions shall be made on the date of each Credit Utilization in an Alternative Currency as to that Credit Utilization and all Credit Utilizations shall be converted into their U.S. Dollar Equivalent as of the last day of each month or at the time of each Credit Utilization should the Agent so elect. If the last day of a month is not a Business Day, such conversion shall be made as of the next Business Day. The Agent shall promptly notify the Company of such determination of a U.S. Dollar Equivalent and of the basis therefor. All Credit Utilizations and interest thereon shall be repaid in the currency in which they were effected.

     Section 1.2. Revolving Loans. Subject to all of the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "Revolving Loan" and collectively the "Revolving Loans"). Each Borrowing of Revolving Loans shall, except to the extent otherwise agreed in writing by all Lenders, be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in the minimum amount specified in Section 1.5 hereof. All Revolving Loans made by a Lender to a particular Borrower shall be evidenced by a single Revolving Credit Note of such Borrower (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Without regard to the face principal amount of each Lender's Revolving Credit Note, the actual principal amount at any time outstanding and owing by each Borrower on account of Revolving Loans shall be the sum of all Revolving Loans then or theretofore made thereon by such Lender to such Borrower less all payments actually received thereon.

     Section 1.3.    Letters of Credit.

          (a) General Terms. Subject to the terms, conditions and limitations hereof (including those set forth in Section 1.1 hereof), as part of the Revolving Credit, the Applicable Issuer shall issue Financial Letters of Credit or Performance Letters of Credit (each a "Letter of Credit") for the account of any one or more of the Borrowers in, as requested by the Company acting on behalf of the applicable Borrower, U.S. Dollars or an Alternative Currency. Notwithstanding anything contained herein to the contrary, those certain letters of credit issued at the Company's request for the account of the applicable Borrowers by Harris Trust and Savings Bank and listed on
     Schedule 1.3 hereof (the "Existing Letters of Credit") shall each constitute a "Letter of Credit" herein for all purposes of this Agreement, to the same extent, and with the same force and effect, as if such Existing Letters of Credit had been issued under this Agreement at the request of the Company on behalf of the applicable Borrowers. Each Letter of Credit shall be issued by the Applicable Issuer, but each Lender shall be obligated to reimburse the Applicable Issuer for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Commitment of each Lender pro rata in accordance with each Lender's Percentage. Each Letter of Credit shall conform to the Applicable Issuer's policies as to form and shall be a Letter of Credit which the Applicable Issuer may lawfully issue. Each Letter of Credit shall support payment of an obligation of the Borrower who applies for same or an obligation of a Subsidiary of same which is a Restricted Subsidiary or of a Person described in subsections
     (j), (n) or (o) of Section 7.12 in which the applicant or one of its Restricted Subsidiaries has an equity interest.

          (b) Applications. At any time before the Termination Date, the Applicable Issuer shall, subject to all of the terms and conditions hereof, at the request of the Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof), issue one or more Letters of Credit, in a form satisfactory to the Applicable Issuer, in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form customarily prescribed by the Applicable Issuer for the type of Letter of Credit in question, duly executed by the Borrower for whose account such Letter of Credit was issued (each an "Application"). Notwithstanding anything contained herein to the contrary, the applications executed by the Borrowers with respect to the Existing Letters of Credit shall each constitute an "Application" herein. Each Letter of Credit issued hereunder shall (a) be payable, as determined by the Company acting on behalf of the applicable Borrower, in U.S. Dollars or an Alternative Currency and (b) expire not later than (i) the Termination Date for Letters of Credit issued by Harris Trust and Savings Bank and (ii) the date which is five days prior to the Termination Date for Letters of Credit issued by an Applicable Issuer other than Harris Trust and Savings Bank. Notwithstanding anything contained in any Application to the contrary, (i) the applicable Borrower's obligation to pay fees in connection with each Letter of Credit shall be as exclusively set forth in Section 3.3 hereof,
     (ii) except as otherwise provided in Section 3.5 hereof, prior to the existence of an Event of Default, the Applicable Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security (other than the Collateral and the Guarantees) for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Applicable Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Applicable Issuer for the amount of such drawing shall bear interest (which the relevant Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin for Eurodollar Loans from time to time in effect. The Issuer will promptly notify the Agent of each request for a Letter of Credit and of issuance of a Letter of Credit and the Agent shall promptly thereafter so notify each of the Lenders. If an Issuer issues any Letters of Credit with expiration dates that are automatically extended unless such Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated, or (iii) an Event of Default exists and the Required Lenders have given the Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Without limiting the generality of the foregoing, the parties hereto hereby confirm and agree that each Issuer's obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the conditions of Section 6, the other terms of this Section 1.3 and the other provisions of this Agreement and such Issuer will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies such Issuer of any Default or Event of Default that is continuing and directs the Issuer not to take such action.

          (c) The Reimbursement Obligation. Subject to Section 1.3(b) hereof, the obligation of a Borrower to reimburse the Applicable Issuer for all drawings under a Letter of Credit issued for such Borrower's account (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement of each drawing shall be made in immediately available funds at the designated office of such Issuer by no later than 12:00 Noon (local time at the issuing office of the Issuer) on the date when such drawing is paid. If the relevant Borrower does not make any such reimbursement payment on the date due and the Participating Lenders (as hereinafter defined) fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Applicable Issuer in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with
     Section 1.3(d) below.

          (d) The Participating Interests. Each Lender, by its acceptance hereof, severally agrees to purchase from the Applicable Issuer, and the Applicable Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Applicable Issuer. Upon any failure by a Borrower to pay any Reimbursement Obligation in respect of a Letter of Credit issued for such Borrower's account at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Applicable Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate from the Applicable Issuer to such effect, if such certificate is received before 1:00 p.m. (local time at the office of the Issuer), or not later than the following Business Day, if such certificate is received after such time, pay to the Applicable Issuer an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Applicable Issuer to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Applicable Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the rate per annum determined by adding the Applicable Margin to the Domestic Rate in effect for each such day. Each such Participating
     Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Applicable Issuer retaining its Percentage as a Lender hereunder.

          The several obligations of the Participating Lenders to the Issuers under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, to the extent such Borrower is relieved from its obligation to reimburse the Applicable Issuer for a drawing under a Letter of Credit because of the Applicable Issuer's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any one or more of the Borrowers, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender hereunder (whether as fundings of participations, indemnities or otherwise).

          (e) Indemnification. Each of the Participating Lenders shall, to the extent of their respective Percentages, indemnify the Issuers (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the applicable Issuer's gross negligence or willful misconduct) that the Issuers may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all other L/C Documents.

     Section 1.4.    Manner of Borrowing Revolving Loans.

          (a) Generally. The Company (which is acting on behalf of the Borrowers pursuant to Section 1.7 hereof) shall give the Agent notice (which shall be irrevocable and may be written or oral, but if oral, promptly confirmed in writing) by 10:00 a.m. (Central Time) on any Business Day of each request for a Borrowing of Revolving Loans, in each case specifying the Borrower to which the proceeds of such Borrowing are to be disbursed, the amount of each such Borrowing, the currency of such Borrowing (which must be U.S. Dollars or an Alternative Currency, except that Domestic Rate Loans shall only be available in U.S. Dollars), the date such Borrowing is to be made, which shall be not less than three Business Days hence in the case of a Borrowing in an Alternative Currency or a Borrowing of Eurodollar Loans, but which may be the same day in the case of a Borrowing of Domestic Rate Loans, whether the Borrowing is to be of Domestic Rate Loans or Eurodollar Loans and, in all cases other than a Borrowing of Domestic Rate Loans, of the Interest Period selected therefor. The Agent shall promptly notify each Lender of its receipt of each such notice. Not later than 1:00 p.m. on the date specified for any Borrowing, each Lender shall make the proceeds of its Revolving Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago except (i) in the case of Revolving Loans denominated in an Alternative Currency, which shall be made available at such office as the Agent has previously specified in a notice to each Lender in such funds which are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the relevant Borrowing and (ii) to the extent such Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing of Loans to the same Borrower and in the same currency (a "Refunding Borrowing"), in which case each Bank shall record the Revolving Loan made by it as a part of such Refunding Borrowing on its books or records or on a schedule to the Note held by it, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Revolving Loan through the proceeds of such new Revolving Loan. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Revolving Loan denominated in U.S. Dollars shall be made available to the relevant Borrower on the date requested at the office of the Agent in Chicago and the proceeds of each Lender's Revolving Loans denominated in an Alternative Currency at such office as the Agent has previously agreed to with the relevant Borrower, in each case in the type of funds received by the Agent from the Lenders. The Lenders' obligations to make Revolving Loans in an Alternative Currency or to provide or participate in Letters of Credit payable in an Alternative Currency shall always be subject to such Alternative Currency being freely available to each of them in the relevant market. If any Lender reasonably determines that such currency requested is unavailable to it in the amount and for the term requested it shall so notify the Agent within two hours of its receipt of the aforesaid notice and the Agent shall promptly notify the Company and each other Lender of its receipt of such notice and the request of the Company for the Borrowing in the Alternative Currency in question shall be deemed withdrawn. Borrowing notices shall be irrevocable.

          (b) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender before the time when such Lender is scheduled to make payment to the Agent of the proceeds of a Revolving Loan that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Revolving Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to such Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Borrower and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Revolving Loan denominated in an Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Lender's Revolving Loan, as determined by the Agent. If such amount is not received from such Lender by the Agent immediately upon demand, the applicable Borrower will, on demand, repay to the Agent the proceeds of the Revolving Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Revolving Loan.

     Section 1.5. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $2,000,000, or such greater amount which is an integral multiple of $100,000, and each Borrowing of Eurodollar Loans shall be in an amount not less than $5,000,000, or such greater amount which is an integral multiple of $100,000.

     Section 1.6. Maturity of Loans. Each Eurodollar Loan shall mature and become due and payable on the last day of the Interest Period applicable thereto, provided that, subject to the terms and conditions of this Agreement, such Eurodollar Loan may be refunded through a Refunding Borrowing. Each Domestic Rate Loan and Swing Loan shall mature and become due and payable on the Termination Date.

     Section 1.7. Appointment of Company as Agent for Borrowers; Reliance by Agent.

          (a) Appointment. Each Borrower irrevocably appoints the Company as its agent hereunder to make requests on such Borrower's behalf under Section 1 hereof for Borrowings to be made by such Borrower and for Letters of Credit to be issued for such Borrower's account and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to such Borrower. The Agent and the Lenders shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of any one or more of the Borrowers whether or not the Company so indicates.

          (b) Reliance. All requests for Borrowings and selection of interest rates, currencies and Interest Periods to be applicable thereto may be written or oral, including by telephone or telecopy. The Borrowers agree that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnifying the Agent and Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

     Section 1.8. Swing Loans. (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent agrees to make loans to the Company under the Swing Line (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. The Swing Loans may be availed of the Company from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.

          (b) Swing Note. The Swing Loans made to the Company by the Agent shall be evidenced by a single promissory note of the Company issued to the Agent in the form of Exhibit A-2 hereto. Such promissory note is referred to herein as the "Swing Note".

          (c) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Domestic Rate plus the Applicable Margin for Domestic Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Agent's Quoted Rate (as hereinafter defined) (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable prior to such maturity on the last day of each Interest Period applicable thereto.

          (d) Requests for Swing Loans. The Company shall give the Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the date upon which the Company requests that any Swing Loan be made of the amount and date of such Swing Loan, and the Interest Period requested therefor. Within 30 minutes after receiving such notice, the Agent shall in its discretion quote an interest rate to the Company at which the Agent would be willing to make such Swing Loan available to the Company for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as "Agent's Quoted Rate"). The Company acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Company does not so immediately accept the Agent's Quoted Rate for the full amount requested by the Company for such Swing Loan, the Agent's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Domestic Rate Loans under the Revolving Credit to the Domestic Rate as from time to time in effect. Subject to the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Company on the date so requested at the offices of the Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of the Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Agent shall not be obligated to make more than one Swing Loan during any one day.

          (e) Refunding Loans. In its sole and absolute discretion, the Agent may at any time, on behalf of the Company (which hereby irrevocably authorizes the Agent to act on its behalf for such purpose) and with notice to the Company, request each Lender to make a Revolving Loan in the form of a Domestic Rate Loan in an amount equal to such Lender's Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default described in Section 8.1(k) or 8.1(l) exists with respect to the Company, regardless of the existence of any other Event of Default, each Lender shall make the proceeds of its requested Revolving Loan available to the Agent, in immediately available funds, at the Agent's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

          (f) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Agent pursuant to Section 1.8(e) above (because an Event of Default described in Section 8.1(k) or 8.1(l) exists with respect to the Company or otherwise), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Agent, purchase from the Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Agent its participation in such Loan. The several obligations of the Lenders under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Company, any other Borrower, any Guarantor, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.

     Section 1.9. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, the relevant Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

          (a) for any Domestic Rate Loan or any Swing Loan bearing interest based on the Domestic Rate, the sum of 2.0% plus the Applicable Margin plus the Domestic Rate from time to time in effect;

          (b) for any Eurodollar Loan denominated in U.S. Dollars or any Swing Loan bearing interest at the Agent's Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Domestic Rate Loans plus the Domestic Rate from time to time in effect; and

          (c) for any Eurodollar Loan denominated in an Alternative Currency, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter at a rate per annum equal to the sum of the Applicable Margin, plus a rate of two percent (2.0%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrowers. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

     SECTION 2.           INTEREST.

     Section 2.1. Domestic Rate Loans. Each Domestic Rate Loan shall bear interest (which the relevant Borrower promises to pay in arrears at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Loan is not paid when due (whether by lapse of time, acceleration or otherwise), such Revolving Loan shall bear interest (which the relevant Borrower promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum specified in Section 1.9 hereof. Interest on the Domestic Rate Loans shall be payable in arrears on the last day of each calendar month (beginning on the first of such dates after the date hereof) and at maturity of the Revolving Credit Notes and interest after maturity shall be due and payable upon demand.

     Section 2.2. Eurodollar Loans. Each Eurodollar Loan shall bear interest (which the relevant Borrower promises to pay in arrears at the times herein provided) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on the date occurring three months after the date of the Borrowing of such Loan; provided that if a Eurodollar Loan is not paid when due (whether by acceleration or otherwise), such Loan shall bear interest (which the relevant Borrower promises to pay at the times herein provided) from the date such payment was due until paid in full, payable on demand, at the rate per annum specified in Section 1.9 hereof.

     Section 2.3. Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder in accordance herewith, and its determination thereof shall be deemed prima facie correct.

     Section 2.4. Computation of Interest. All interest on Domestic Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed. All interest on Eurodollar Loans and Swing Loans bearing interest at the Agent's Quoted Rate (and unless otherwise stated herein, all fees, charges and commissions due hereunder) shall be computed on the basis of a year of 360 days for the actual number of days elapsed, except for Eurodollar Loans denominated in Pounds Sterling which shall be computed on the basis of a year of 365 or 366 days, as the case may be.

     Section 2.5. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan or Swing Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

               (i) any payment or prepayment of a Eurodollar Loan or Swing Loan on a date other than the last day of its Interest Period for any reason,

               (ii) any failure (because of a failure to meet the conditions of Borrowing or otherwise) by a Borrower to borrow or refund a Eurodollar Loan or Swing Loan on the date specified in a notice given pursuant to this Agreement,

               (iii) any failure by a Borrower to make any payment of principal on any Eurodollar Loan or Swing Loan when due (whether by acceleration or otherwise), or

               (iv) any acceleration of the maturity of a Eurodollar Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the applicable Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Company, with a copy to the Agent, a certificate executed by an officer of such Lender setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct.

     Section 2.6. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain Loans in an Alternative Currency or Eurodollar Loans, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans or Loans in an Alternative Currency (as applicable) under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such Loans. The applicable Borrower shall prepay on demand the outstanding principal amount of any such affected Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the applicable Borrower may then elect to borrow the principal amount of the affected Loans from such Lender by means of Domestic Rate Loans which Loans shall not be made ratably by the Lenders but only from such affected Lender.

     Section 2.7. Unavailability. If prior to the commencement of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Agent determines that deposits in the applicable currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) the Required Lenders notify the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding their Loans in the currency in question for such Interest Period or (ii) that the making or funding of Loans in the relevant currency has become impracticable, in either case as a result of an event occurring after the date hereof which in the opinion of such Lenders materially affects such Loans, then and in any such event the Agent shall not less than two days prior to the commencement of such Interest Period, give notice thereof to the Company and the Lenders, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Loans in the currency so affected or to make Eurodollar Loans (as applicable) shall be suspended.

     Section 2.8. Increased Cost and Reduced Return. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender (or its applicable lending office) to any tax, duty or other charge with respect to any of its Eurodollar Loans, its Revolving Credit Notes, its Letter(s) of Credit, or its participation in any thereof, or its obligation to make Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its applicable lending office) of the principal of or interest on any of its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Eurodollar Loans, Letter(s) of Credit, or participations therein or its obligation to make Eurodollar Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is located); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) or shall impose on any Lender (or its lending office) or on the interbank market any other condition affecting its Revolving Loans, its Revolving Credit Notes, its Letter(s) of Credit, or its participation in any thereof, any of its obligation to make Revolving Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its lending office) of making or maintaining any Revolving Loan in the currency requested or issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its applicable lending office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender, in its reasonable judgment, to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Agent), the Company shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

     Each Lender that determines to seek compensation under this Section 2.8 shall notify the Company and the Agent of the circumstances that entitle the Lender to such compensation pursuant to this Section 2.8 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 2.8 and setting forth the additional amount or amounts to be paid to it hereunder shall be deemed prima facie correct. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     Section 2.9. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Revolving Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Company and the Agent (but such funds shall in any event be made available to the Company at the office of the Agent as herein provided for), provided that the Company shall not be required to reimburse any Lender under any of the provisions of this Section 2 for any cost which such Lender would not have incurred but for changing its lending or funding branch unless the Company consented to such change.

     Section 2.10. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations under this Agreement shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the relevant market and in the relevant currency having a maturity corresponding to such Eurodollar Loan's Interest Period and bearing an interest rate equal to Adjusted LIBOR for the currency in question for such Interest Period.

     Section 2.11. Capital Adequacy. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or the Letters of Credit or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time as specified by such Lender the Company shall pay on demand such additional amount or amounts as will compensate such Lender for such reduction. A certificate of any Lender claiming compensation under this Section
2.11 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be prima facie evidence thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3.     FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

     Section 3.1. Commitment Fee. For the period from the date hereof to and including the Termination Date, the Borrowers shall pay to the Agent for the account of the Lenders a non-refundable commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and actual days elapsed) on the average daily Unused Commitments; provided however that for any calendar quarter during which the average daily outstanding balance of Revolving Loans, Swing Loans and L/C Obligations is less than 25% of the aggregate Commitments the rate per annum set forth above shall increase by 0.10%; provided further, that in no event shall the rate per annum payable pursuant hereto exceed 0.50%. Such fee is due and payable in arrears on the last day of each calendar quarter (commencing with the first of such dates after the date hereof) and on the Termination Date.

     Section 3.2. Other Fees. The Company shall pay to the Agent such other and additional fees as may from time to time be agreed to between the Company and the Agent.

     Section 3.3. Letter of Credit Fees. The applicable Borrowers shall pay to the Agent, for the ratable account of the Lenders, a fee on the amount of the L/C Obligations from time to time outstanding computed at the Applicable Margin in the case of Financial Letters of Credit and the Applicable Margin less the rate of 3/4 of 1% per annum in the case of Performance Letters of Credit (in each case computed on the basis of a year of 360 days and actual days elapsed), such fee to be due and payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date. In addition, on the date of issuance of each Letter of Credit the applicable Borrower shall pay the Applicable Issuer for its own account a fee of 1/8 of 1% of the face amount of such Letter of Credit, such fee to be retained by the Applicable Issuer for its own account. In addition, the applicable Borrower shall pay to the Applicable Issuer such issuing, processing, drawing, amendment and other fees and charges as the Applicable Issuer customarily imposes in connection with the issuance of letters of credit of the type in question, the payment of drafts thereunder or amendments thereto.

     Section 3.4. Voluntary Prepayments. The Borrowers shall have the privilege of prepaying without premium or penalty (except as set forth in Section 2.5 above) and in whole or in part (but, if in part, then: (i) in an amount not less than $2,000,000, or such lesser amount as may then be outstanding, and (ii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon 3 Business Days prior notice by the Borrower to the Agent or, in the case of a Borrowing of Domestic Rate Loans or Swing Loans, notice delivered by the Borrower to the Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans or Swing Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 2.5 hereof.

     Section 3.5. Mandatory Prepayments and Commitment Reductions. (a) Commitments. In the event that the aggregate amount of the Revolving Loans, the Swing Loans and the L/C Obligations shall at any time and for any reason exceed the Commitments or the aggregate amount of Revolving Loans, Swing Loans and L/C Obligations owing from any Borrower shall exceed any applicable Sublimit, in each case for any reason (including changes in currency rates), the Borrowers shall immediately and without notice or demand pay the amount of the excess to the Agent as and for a mandatory prepayment on the Revolving Credit Notes or, if the Revolving Loans have been paid in full but L/C Obligations are outstanding, then and in any such event, such excess shall be paid over to the Agent to be applied against, or held as collateral security for, as applicable, such L/C Obligations.

          (b) Asset Dispositions. (i) If any Borrower or any Restricted Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $5,000,000 individually or on a cumulative basis in any fiscal year of the Borrowers, to the extent the aggregate amount of all such Net Cash Proceeds received by the Borrowers and the Restricted Subsidiaries during the period from and including the date hereof to and including the date of such Disposition or Event of Loss exceed 10% of the book value of assets of the Borrowers and the Restricted Subsidiaries as of such date, then (x) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by such Borrower or such Subsidiary in respect thereof) and (y) such Net Cash Proceeds shall be paid over to the Agent promptly upon receipt by such Borrower or such Restricted Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss for application as set forth herein. Immediately upon receipt by the Borrower or such Restricted Subsidiary of such Net Cash Proceeds, the Commitments shall ratably terminate in an aggregate amount equal to 100% of the amount of all such Net Cash Proceeds and the Agent shall apply such Net Cash Proceeds to the payment of all amounts, if any, required by Section 3.5(c) hereof; provided that in the case of each Disposition and Event of Loss so long as no Default or Event of Default shall have occurred and is then continuing, if the Company states in its notice of such event that the applicable Borrower or the applicable Subsidiary intends to reinvest, within 180 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then the Agent shall deposit such Net Cash Proceeds in the Collateral Account and the Commitments shall not so terminate under this Section to the extent such Net Cash Proceeds are actually reinvested in such similar assets within such 180-day period. Concurrently with any such reinvestment, the Agent shall return the amount of such Net Cash Proceeds to be reinvested to the Company. Promptly after the end of such 180-day period, in the event that the applicable Borrower or Restricted Subsidiary has not reinvested any of such Net Cash Proceeds in such similar assets, the Commitments shall immediately terminate in an amount equal to 100% of such Net Cash Proceeds and the Agent shall promptly apply such Net Cash Proceeds to the payment of all amounts, if any, required by Section 3.5(c) below and release the balance thereof to the Company. In the event and to the extent that any Commitment reduction pursuant to this Section 3.5(b) does not require a prepayment of Loans or prefunding of L/C Obligations pursuant to Section 3.5(c) below, the Agent shall promptly return the Net Cash Proceeds not required for such purpose to the Company.

          (c) Commitment Terminations. The Borrowers shall, on each date the Commitments are reduced pursuant to Section 3.5(b) or 3.6 hereof, prepay the Revolving Loans, Swing Loans, and, if necessary, prefund the L/C Obligations by the amount necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding to the amount to which the Commitments have been so reduced.

     Section 3.6. Voluntary Terminations. The Borrowers shall have the privilege upon five Business Days' prior notice from the Company (which need not be joined in by any Borrower) to the Agent (which shall promptly notify the Lenders) to ratably terminate the Commitments in whole or in part (but if in part then in the amount of $5,000,000 or such greater amount which is an integral multiple of $100,000); provided that the Commitments may not be reduced to an amount less than the sum of all Revolving Loans and all L/C Obligations then outstanding unless there is deposited with the Agent as cash collateral for such Revolving Loans and L/C Obligations cash in the amount by which the same exceed the amount of the Commitments. Any termination of the Revolving Commitments below any Sublimit or the Swing Line Sublimit then in effect shall reduce such Sublimit or Swing Line Sublimit, as applicable, by a like amount. The Agent shall give prompt notice to each Lender of any such termination of the Commitments.

     Section 3.7. Place and Application. All payments of principal, interest and fees shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment by no later than 12:00 Noon Central Time on the due date thereof or, if such payment is to be made in an Alternative Currency, by no later than 12:00 Noon local time at the place of payment to such office as the Agent has previously specified; provided however that reimbursements of drawings under Letters of Credit shall be made to the Applicable Issuer. Any payments received by the Agent or such Applicable Issuer after such time shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of Revolving Loans or reimbursement of drawings under a Letter of Credit in an Alternative Currency, in such Alternative Currency in such funds then customary for settlement of international transactions in such currency. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Except as herein provided, all payments shall be received for the ratable account of the Lenders and shall be distributed by the Agent to the Lenders in accordance with their Percentages on the date the Agent receives payment, or if the Agent receives payment later than 12:00 Noon Central Time, then no later than the next Business Day. Any amount prepaid on the Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. Unless the applicable Borrower otherwise requests, each prepayment shall be first applied to such Borrower's Domestic Rate Loans and then to its Eurodollar Loans in the order in which their Interest Periods expire. Any prepayment of Eurodollar Loans shall be accompanied by any amount due the Lenders under Section 2.5 hereof but acceptance of any such prepayment without such a payment being made shall not preclude a later demand by the Lenders for such payment.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrowers have agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

          (b) second, to the payment of principal and interest on the Swing Note until paid in full;

          (c) third, to the payment of any outstanding interest or other fees or amounts due under the Revolving Credit Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

          (d) fourth, to the payment of the principal of the Revolving Credit Notes and any unpaid Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to or held as collateral security for the Lenders and, in the case of Hedging Liability, their Affiliates, to be allocated pro rata in accordance with the then aggregate unpaid amounts owing to each holder thereof;

          (e) fifth, to the Agent and the Lenders ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Borrowers owing to each of them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

          (f) sixth, to the Company on behalf of the Borrowers (each Borrower hereby agreeing that its recourse for its share of such payment shall be to the Company and not the Agent or any Lender) or whoever else may be lawfully entitled thereto.

     Section 3.8. Notations and Requests. All Borrowings made against the Revolving Credit Notes or the Swing Note, the Borrower which made such Borrowings, the rates of interest applicable thereto, the maturity thereof and the currency in which each such Borrowing is denominated, shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Revolving Credit Notes or Swing Note, as applicable, and the unpaid principal balances and status, rates and currencies so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Revolving Credit Notes or Swing Note of the principal amount remaining unpaid thereon, the Borrower which made the
Borrowings evidenced thereby, the currencies in which such Borrowings are payable, the interest rates applicable thereto and the maturity thereof. Prior to any negotiation of any Revolving Credit Note or Swing Note, the Lender holding such Revolving Credit Note shall endorse thereon the outstanding amount of Borrowings evidenced thereby, the currencies in which the same are payable, the rates of interest applicable thereto and the maturities thereof.

SECTION 4.     THE COLLATERAL AND THE GUARANTEES.

     Section 4.1. The Collateral. The Obligations and Hedging Liability (i) of the U.S. Borrowers shall be secured by valid and perfected first Liens on all inventory, accounts receivable, equipment and other goods of the U.S. Borrowers and the U.S. Subsidiaries which are Guarantors and, subject to the provisions of this Section 4.1, all capital stock of all Guarantors, together with all instruments, securities, chattel paper and intangibles of the U.S. Borrowers and the U.S. Subsidiaries which are Guarantors and all proceeds of the foregoing, and (ii) of the U.K. Borrowers and the Canadian Borrowers shall be secured by valid and perfected first Liens on all inventory, accounts receivable, equipment and other goods of the U.S. Borrowers, U.K. Borrowers, the Canadian Borrowers, the U.S. Subsidiaries which are Guarantors, the U.K. Subsidiaries which are Guarantors and the Canadian Subsidiaries which are Guarantors and, subject to the provisions of this Section 4.1, all capital stock of all Guarantors, together with all instruments, securities, chattel paper and intangibles of the U.S. Borrowers, the U.K. Borrowers, the Canadian Borrowers, the U.S. Subsidiaries which are Guarantors, the U.K. Subsidiaries which are Guarantors and the Canadian Subsidiaries which are Guarantors and all proceeds of the foregoing; provided however that unless and until the Required Lenders otherwise elect (i) the Borrowers and the Guarantors shall not be required to note the Agent's Lien on any certificate of title issued for a vehicle or to perfect a Lien on fixtures and (ii) no Guarantor, the fair market value of whose assets aggregate less than $1,000,000 shall be required to grant Liens on its assets to the Agent, further provided that (i) Liens on those accounts receivable, deferred payments, retained percentages, claims, actions and causes of action arising under contracts of the Guarantors for which bonding companies have provided payment and/or performance bonds and on inventory and materials, supplies, tools, plant and equipment purchased for, installed in, used or acquired for use in the performance of, or allocated to, any such contracts and subcontracts relating to work under such contracts together with all materials embraced therein, may be subject to prior Liens in favor of such bonding companies to secure obligations in connection with such payment and performance bonds, (ii) no Lien need be granted on any asset subject to a lien permitted by
Section 7.11(e), (i), (l) (as to Liens on fixed assets only) or (m) (iii) no Lien need be granted on the capital stock of an Unrestricted Subsidiary or on the capital stock or assets of Designated Foreign Restricted Subsidiaries, (iv) no Liens need be granted on real property unless and until the Required Lenders so require, (v) Liens granted may be subject and subordinate to Liens permitted by clauses (a), (b), (c), (e), (f), (g), (h), (j), (k), (n), (o) and (q) of
Section 7.11 hereof, (vi) Liens need not be perfected by possession or control (but may be perfected by the filing of a financing statement) on notes receivable having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate or on bonds or notes pledged to the City of New York in lieu of retainage, (vii) Liens need not be perfected by possession or control (but may be perfected by the filing of a financing statement) on equity securities (other than capital stock of Restricted Subsidiaries to the extent required hereby) having a fair value of less than $1,000,000 in any instance and $5,000,000 in the aggregate and (viii) no lien need be granted on any contract, license, permit or franchise, that validly prohibits the creation, attachment, or perfection of a security interest in favor of the Agent of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by such Person under such contract, license, permit or franchise), (ix) no lien need be granted on any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein, and (x) no lien need be granted on any rights or property to the extent that such rights or property secure purchase money financing therefor permitted by this Credit Agreement and the agreements providing such purchase money financing prohibit the creation of a further security interest therein. The Borrowers agree that they will, and will cause the Guarantors to, from time to time at the request of the Agent or the Required Lenders execute and deliver such documents, security agreements, assignments, pledges, hypothecs or charges and do such acts and things as the Agent or the Required Lenders may reasonably request in order to provide for or perfect such Liens on the Collateral. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Collateral owned by the U.K Subsidiaries and the Canadian Subsidiaries (including without limitation equity interests in other U.K. Subsidiaries and Canadian Subsidiaries) shall secure solely the indebtedness, liabilities and obligations of the U.K. Subsidiaries and the Canadian Subsidiaries hereunder and under the other Loan Documents and not the indebtedness, liabilities and obligations of the U.S. Borrowers and the U.S. Subsidiaries hereunder and under the other Loan Documents. Notwithstanding the foregoing, the portion of the capital stock of each U.K. Subsidiary and Canadian Subsidiary owned by a U.S. Corporation and constituting Collateral in excess of 65% of the total issued and outstanding capital stock of such Subsidiary (herein, the "Excess Stock Collateral") shall secure only the indebtedness liabilities and obligations of the Canadian
Subsidiaries  and/or  U.K.  Subsidiaries  hereunder  and under  the  other  Loan
Documents. In no event shall the Excess Stock Collateral secure the indebtedness, liabilities and obligations of the U.S. Borrowers or the U.S. Subsidiaries hereunder or under the other Loan Documents. Notwithstanding the foregoing, no Lien need be granted on the capital stock of a captive insurance company or captive surety company if the granting of such Lien would violate applicable law or require the consent of any applicable regulatory body.

     Section 4.2. The Guarantees. The Obligations and Hedging Liability (i) of the U.S. Borrowers shall be fully guaranteed by the Company and the U.S. Subsidiaries which are Guarantors and (ii) of the U.K. Borrowers and the Canadian Borrowers shall be fully guaranteed by the Company, the U.S. Subsidiaries, the U.K. Subsidiaries and the Canadian Subsidiaries in each case which are Guarantors. Subject to 4.1, the Required Lenders may from time to time require any Restricted Subsidiary (other than Restricted Subsidiaries which are not Wholly-Owned Subsidiaries and any captive insurance company or captive surety company which is a Restricted Subsidiary) to provide a Guarantee and Liens on its assets in which event the Company shall within 30 days of request cause such Restricted Subsidiary to execute and deliver a Guarantee to the Agent together with such supporting resolutions, opinions and other showings as the Agent may reasonably require.

SECTION 5.     REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to the Agent and the Lenders as follows:

     Section 5.1. Organization and Qualification. Each Borrower is duly organized, validly existing and in good standing (or their equivalents under applicable local law) as a corporation, limited liability company or partnership under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

     Section 5.2. Subsidiaries. Each Restricted Subsidiary is duly organized, validly existing and in good standing (or their equivalents under applicable local law) under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to be so qualified or in good standing would have a Material Adverse Effect. As of the date hereof,
Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding and the Company will notify the Agent of any material changes in such information. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (except for the provisions of Section 630 of the Business Corporation Law of the State of New York, as to New York Corporations) and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Company or a Subsidiary are as of the date hereof owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens not permitted hereby. There are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary except in favor of the Company or a Restricted Subsidiary.

     Section 5.3. Corporate Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to issue the Revolving Credit Notes in evidence thereof, to grant to the Agent the Liens provided for in the Collateral Documents being executed by it, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. Each Guarantor has full right and authority to enter into the Loan Documents to which it is a party, to grant to the Agent the Liens provided for in the Collateral Documents executed by it and to perform all of its obligations under such Loan Documents. The Loan Documents have been duly authorized, executed and delivered by the Borrowers and Guarantors and constitute valid and binding obligations of the Borrowers and Guarantors enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower or Guarantor of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Borrower or Guarantor or any provision of the charter, articles of incorporation or organization or by-laws of any Borrower or Guarantor or any covenant, indenture or agreement of the Borrowers or Guarantors or affecting any of their Properties, or result in the creation or imposition of any Lien on any Property of the Borrowers or Guarantors.

     Section 5.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Revolving Loans and other extensions of credit made available hereunder solely for their general corporate purposes (including ordinary course of business refunding of indebtedness and acquisitions and investments permitted hereunder). Neither the Borrowers nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Revolving Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 5.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2001 and the related consolidated statements of operations, cash flows and shareholder's equity of the Company and its subsidiaries for the fiscal year then ended, and accompanying notes thereto, which consolidated financial statements are accompanied by the audit report of Arthur Andersen, LLP, independent public accountants, and the unaudited interim condensed consolidated balance sheet of the Company and its subsidiaries as at June 30, 2002 and the related interim condensed consolidated statements of operations, cash flows and shareholder's equity of the Company and its subsidiaries for the six (6) months then ended heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its subsidiaries as at said dates and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis, but subject, in the case of such interim condensed financial statements on the related notes thereto (the "Notes"), to year end audit adjustments which are not expected to be material. Neither the Company nor any Restricted Subsidiary has, to the best of its knowledge, contingent liabilities which could reasonably be expected to have a Material Adverse Effect other than as indicated on such financial statements or, as to each reaffirmation of this sentence's representation and warranty in the future, on the most recent financial statements or the related notes thereto which are to be provided to the Lenders pursuant to Section 7.5 hereof or other than as set forth in that certain Side Letter dated September 26, 2002 from the Company to the Agent (the "Side Letter").

     Section 5.6. No Material Adverse Change. Since December 31, 2001, there has been no change in the condition (financial or otherwise) or business prospects of the Company and its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     Section 5.7. Full Disclosure. The statements and information furnished by or on behalf of the Borrowers to the Agent and the Lenders through the date hereof in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders by or on behalf of the Borrowers, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

     Section 5.8. Good Title. Except to the extent heretofore disclosed on the Schedules to this Agreement or in the Side Letter, the Company and the Restricted Subsidiaries have good and marketable title to their real property and good and merchantable title to the balance of their assets as reflected on the most recent balance sheets of the Company and its Restricted Subsidiaries furnished to the Lenders (except for sales of assets by the Borrowers and their Restricted Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.11 hereof.

     Section 5.9.  Litigation  and Other  Controversies.  Except as disclosed on
Schedule 5.9 hereof or in the Side Letter, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of any Borrower threatened, against the Borrower or any Restricted Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of any Borrower or Guarantor to perform its obligations under, this Agreement or any other Loan Document or (b) have a Material Adverse Effect.

     Section 5.10. Taxes. All tax returns which, to the best knowledge of the Company, are required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid to the extent due. The Borrowers do not know of any material proposed additional tax assessment against them or the Restricted Subsidiaries for which adequate provision in accordance with GAAP has not been made in their respective financial statements. Adequate provisions in accordance with GAAP for taxes on the books of the Company, each other Borrower and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

     Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrowers or any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrowers or Guarantors of this Agreement or any other Loan Document, other than the stockholders of Guarantors.

     Section 5.12. Affiliate Transactions. No Borrower nor any Restricted Subsidiary is a party to any contract or agreement with any of its Affiliates (other than contracts and agreements between and among the Borrowers and Restricted Subsidiaries) on terms and conditions which are less favorable to such Borrower or such Restricted Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 5.13. Investment Company; Public Utility Holding Company. No Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.14. ERISA. Except to the extent heretofore disclosed in writing to the Lenders, each Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any material liability to the PBGC or a Plan (other than material liabilities arising in the future under a multiemployer plan as defined in Section 4001(c)(3) of ERISA which could not reasonably be expected to have a Material Adverse Effect) under Title IV of ERISA other than a material liability to the PBGC for premiums under Section 4007 of ERISA. As of the date hereof no Borrower nor any Restricted Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Article 6 of Title I of ERISA.

     Section 5.15. Compliance with Laws. Each Borrower and each Restricted Subsidiary is in compliance with the requirements of all federal, governmental (whether national, supra-national or otherwise), state, provincial and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), except for such non-compliance with the same which could not reasonably be expected to have any Material Adverse Effect. No Borrower nor any Restricted Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, governmental (whether national, supra-national or otherwise), state, provincial or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     Section 5.16. Other Agreements. No Borrower nor any Restricted Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Borrowers, any Restricted Subsidiary or any of their Properties, which default if uncured could reasonably be expected to have a Material Adverse Effect.

     Section 5.17. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 6.     CONDITIONS PRECEDENT.

     The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan) or of the Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

     Section 6.1. All Credit Utilizations. The obligation of the Lenders to provide any Borrower with any Credit Utilization (including the first such Credit Utilization) shall be subject to the conditions precedent that as of the time of each such Credit Utilization:

          (a) Each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date (in which case such representation and/or warranty shall be true and correct as of such earlier date).

          (b) The Borrowers and Guarantors shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Utilization.

          (c) After giving effect to such Credit Utilization, (a) the aggregate principal amount of all Revolving Loans, Swing Loans and L/C Obligations (when taken together with the aggregate amount of loans and letters of credit outstanding under the Canadian Facility) shall not exceed the Commitments then in effect, (b) the aggregate principal amount of the Revolving Loans made to any Borrower and of L/C Obligations in respect of Letters of Credit issued for such Borrower's account shall not exceed any applicable Sublimit, (c) the aggregate principal amount of Swing Loans outstanding to the Company shall not exceed the Swing Line Sublimit and (d) the aggregate outstanding amount of L/C Obligations shall not exceed the lesser of the Commitments or $75,000,000.

          (d) Such Credit Utilization shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect (the Lenders acknowledging that as of the date hereof they know of none of such other than the restrictions of Regulation
     U).

          (e) In the case of the issuance of any Letter of Credit, the Applicable Issuer shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Applicable Issuer shall have received a written request therefor, in a form acceptable to the Applicable Issuer, with such Application or written request, in each case to be accompanied by the fees required by this Agreement.

          (f) In any case in which a Loan is to be made available to a Borrower to enable the acquisition of shares in a company incorporated in England and Wales, the applicable Borrower shall have complied with the provisions of Chapter VI of the Companies Act 1985 (or any statutory re-enactment of that Act) and obtained all such approvals and other matters as are required by that chapter to the satisfaction of the Agent.

          (g) In any case in which a Loan is to be made available to a Canadian Borrower, neither the Agent nor any Lender shall have received any order or demand in respect of any one or more of the Canadian Borrowers under
     Section 224.1(1) of the Income Tax Act (Canada) or any similar federal or provincial statute.

Any request made by or on behalf of the Borrowers to the Agent or an Issuer for a Credit Utilization hereunder shall be deemed to constitute a representation and warranty that the foregoing statements are true and correct.

     Section 6.2. Initial Credit Utilization. Before or concurrently with the initial Credit Utilization:

          (a) the Agent shall have received for each Lender this Agreement duly executed by the Borrower and the Lenders;

          (b) the Agent shall have received for each Lender such Lender's duly executed Notes of the Borrowers dated the date hereof and otherwise in compliance with the provisions hereof;

          (c) the Agent shall have received the Collateral Documents duly executed by the Borrowers and the Guarantors, together with (i) original stock certificates or other similar instruments or securities representing substantially all of the issued and outstanding shares of capital stock or other equity interests in the Restricted Subsidiaries as of the Closing Date, (ii) stock powers for the Collateral consisting of the stock or other equity interest in each Restricted Subsidiary executed in blank and undated, (iii) UCC and PPSA financing statements to be filed against the Borrower and each Subsidiary, as debtor, in favor of the Agent, as secured party, (iv) patent, trademark, and copyright collateral agreements, to the extent requested by the Agent, and (v) deposit account, securities account, and commodity account control agreements to the extent requested by the Agent, in each case to the extent required by Section 4.1 hereof;

          (d) the Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Agent as mortgagee and loss payee;

          (e) the Agent shall have received for each Lender copies of each Borrower's and each Guarantor's articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

          (f) the Agent shall have received for each Lender copies of resolutions of each Borrower's and each Guarantor's Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Borrower's and each Guarantor's behalf, all certified in each instance by its Secretary or Assistant Secretary;

          (g) the Agent shall have received for each Lender copies of the certificates of good standing for each Borrower and each Guarantor (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state or other applicable governmental office in its incorporation or organization;

          (h) the Agent shall have received for each Lender a list of each Borrower's Authorized Representatives;

          (i) the Agent shall have received for itself and for the Lenders the initial fees called for by Section 3.2 hereof;

          (j) each Lender shall have received such evaluations and certifications as it may reasonably require (including a compliance certificate in the form attached hereto as Exhibit C containing compliance calculations of the financial covenants as of June 30, 2002) in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrowers and the Guarantors, and the lack of material contingent liabilities of the Borrowers and the Guarantors;

          (k) the Agent shall have received financing statement, tax, and judgment lien search results against the Property of each Borrower and each Guarantor evidencing the absence of Liens on its Property except as permitted by Section 7.11 hereof and searches (in form and substance satisfactory to the Agent) conducted at all relevant registries affecting the Borrowers, the Guarantors or their respective Property and all registrations reasonably required by the Agent in respect of the Liens created under the Collateral Documents shall have been completed;

          (l) the Company shall have terminated the Existing Credit Agreement in accordance with the terms thereof;

          (m) the Agent shall have received for each Lender the favorable written opinion of counsel to the Borrowers and each Guarantor, in form and substance satisfactory to the Agent, and legal opinions of foreign counsel and supporting documentation therefor with respect to, among other things, the liens on capital stock or other equity interests of Foreign Subsidiaries required by Section 4.1 hereof; and

          (n) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Agent may reasonably request.

     Section 6.3. Post-Closing Matters. Notwithstanding anything contained herein to the contrary, the Company shall use its best efforts to satisfy the conditions precedent set forth in Sections 6.2(c), (d), (e), (f), (g), (h), (k) and (l) with respect to the U.K. Subsidiaries and Canadian Subsidiaries not later than 30 days following the date hereof. It being understood and agreed that unless and until the Agent determines in its sole discretion foregoing conditions have been satisfied, neither the U.K. Borrowers nor the Canadian Borrowers (or the Company on their behalf) shall be permitted to request Borrowings or Letters of Credit hereunder.

SECTION 7.     COVENANTS.

     The Borrowers agree that, so long as any credit is available to or in use by or any amount is owing by the Borrowers hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     Section 7.1. Maintenance of Business. The Borrowers will, and will cause each Restricted Subsidiary to, preserve and keep in force and effect its corporate existence and all leases, licenses and permits necessary to the proper conduct of its and their respective businesses, provided that the foregoing shall not preclude the termination or discontinuance of any of such in connection with a sale or other disposition of substantially all of the assets of the Restricted Subsidiary in question or the merger or dissolution of same in each instance to the extent permitted by Section 7.14 hereof.

     Section 7.2. Maintenance of Property. The Borrowers will maintain, preserve and keep their material plant, Properties and equipment used in the conduct of their respective businesses in good repair, working order and condition (ordinary wear and tear excepted), will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the overall efficiency thereof shall be preserved and maintained, and will cause each Restricted Subsidiary so to do in respect of its material plant, Properties and equipment.

     Section 7.3. Taxes and Assessments. The Borrowers will duly pay and discharge, and will cause each Restricted Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrowers or any Restricted Subsidiary or against their respective Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4. Insurance. The Borrowers will insure and keep insured, and will cause each Restricted Subsidiary to insure and keep insured, with insurance companies reasonably believed by them to be good and responsible, all insurable Property owned by them which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties, and the Borrowers will insure, and cause each Restricted Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with insurance companies reasonably believed by them to be good and responsible as and to the extent usually insured by Persons similarly situated and conducting similar businesses, it being agreed that the foregoing shall not preclude the Borrowers and the Restricted Subsidiaries from directly or indirectly self insuring risks as and to the extent prudent and customary for companies similarly situated. The Borrowers shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrowers will upon request of the Agent furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 7.4.

     Section 7.5. Financial Reports and Rights of Inspection. The Borrowers shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Borrowers and their Restricted Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

          (a) as soon as available, and in any event within forty-five (45) days after the close of each quarterly accounting period of the Company a copy of the condensed consolidated and consolidating balance sheet of the Company and its subsidiaries as of the last day of such period and the condensed consolidated (and consolidating in the case of the statement of operations only) statements of operations for such period and for the fiscal year to date and statements of cash flows and shareholder's equity of the Company and its subsidiaries for the fiscal year to date, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year in the case of the condensed consolidated financial statements only, prepared by the Company in accordance with GAAP (subject to year end audit adjustments which are not expected to be material and to the absence of footnotes); provided, however, that (i) consolidated financial statements need not be submitted for the last quarterly accounting period in each fiscal year and
     (ii) the consolidating balance sheet and consolidating statement of operations called for by this Section 7.5(b) for the last quarterly accounting period in each fiscal year may be submitted concurrently with the submittal of the audited financial statements for such fiscal year called for by Section 7.5(c) hereof;

          (b) as soon as available, and in any event within ninety (90) days after the close of each annual accounting period of the Company, a copy of the consolidated balance sheet of the Company and its subsidiaries as of the last day of the period then ended and the consolidated statements of operations, cash flows and shareholder's equity of the Company and its subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion, in accordance with generally accepted auditing standards, of Ernst & Young LLP or another firm of independent public accountants of national standing, selected by the Company and reasonably satisfactory to the Required Lenders;

          (c) within the period provided in subsection (b) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of existence thereof;

          (d) as soon as available, and in any event within forty-five (45) days after the close of each quarterly accounting period of the Company, an accounts receivable and accounts payable aging, together with a backlog or work-in-progress report and claims report, each in reasonable detail prepared by the Company;

          (e) promptly after receipt of final copies thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of any Borrower's or any Restricted Subsidiary's operations and financial affairs given to it by its independent public accountants;

          (f) as soon as available, and in any event within ninety (90) days following the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating operating budget for the following fiscal year, such operating budget to show the Company's projected consolidated and consolidating revenues, expenses and net income and to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Agent; and

          (g) promptly after knowledge thereof shall have come to the attention of the chief executive or chief financial officer of any Borrower, written notice of (i) any pending litigation or governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or (ii) any threatened litigation, governmental proceeding or labor controversy against any Borrower or Restricted Subsidiary which the Company or such Borrower or Restricted Subsidiary in good faith believes could reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by an Authorized Representative of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate submitted as of the last day of a calendar quarter shall also set forth the calculations supporting such statements in respect of Sections 7.6, 7.7, 7.8, 7.9 and 7.13 of this Agreement as well as the calculation of the Applicable Margins.

     The Borrowers will, and will cause each Restricted Subsidiary to, permit the Agent, the Lenders and their duly authorized representatives to visit and inspect any of the Properties of the Borrowers and Restricted Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrowers authorize such accountants to discuss with the Lenders (and such Persons as any Lender may designate, subject to reasonable arrangements for confidentiality) the finances and affairs of the Borrowers and the Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

     Section 7.6. Minimum Net Worth. The Company will at all times maintain Net Worth of not less than the Minimum Required Amount. For purposes of this Section 7.6, the term "Minimum Required Amount" shall mean, as of any time, the sum of
(i) $350,000,000 plus (ii) 50% of Net Income for each fiscal year of the Company (if Net Income for such fiscal year is positive) ending on or after December 31, 2002.

     Section 7.7. Leverage Ratio. The Company will as of the last day of each calendar quarter have a Leverage Ratio of not more than (i) 3.0 to 1 during the period from and including the date hereof to and including December 31, 2004 and
(ii) 2.75 to 1 thereafter.

     Section 7.8. Interest Coverage Ratio. The Company will as of the last day of each calendar quarter have an Interest Coverage Ratio of not less than 2.5 to 1.

     Section 7.9. Reserved.

     Section 7.10. Indebtedness for Borrowed Money. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations;

          (b) long-term secured indebtedness of the Borrowers in an aggregate principal amount not to exceed $200,000,000 at any one time outstanding on terms and conditions reasonably satisfactory to the Required Lenders including without limitation that the holders of such indebtedness have entered into an intercreditor agreement with the Agent in form and substance reasonably satisfactory to the Required Lenders;

          (c) the obligations listed and described on Schedule 7.10 attached hereto and guarantees specifically permitted by Section 7.12 hereof;

          (d) (i) indebtedness of the Canadian Subsidiaries arising under the Canadian Facility and guaranties thereof by the Company and other Restricted Subsidiaries and (ii) unless and until the initial credit utilization under the Canadian Facility, indebtedness of the Canadian Subsidiaries aggregating not more than $10,000,000 at any one time outstanding and guarantees of up to $5,000,000 thereof by the Company and Restricted Subsidiaries;

          (e) Indebtedness of the Company to Restricted Subsidiaries, of Restricted Subsidiaries to the Company and of Restricted Subsidiaries to Restricted Subsidiaries provided that (i) indebtedness of EMCOR U.K. Limited and its Restricted Subsidiaries shall be limited to $50,000,000 at any one time outstanding, (ii) indebtedness of the Canadian Subsidiaries and its Restricted Subsidiaries shall be limited to $25,000,000 at any one time outstanding and (iii) the aggregate amount of such indebtedness of Restricted Subsidiaries which Indebtedness for Borrowed Money is permitted solely by Section 7.10(k) hereof shall not exceed $10,000,000 at any one time outstanding;

          (f) obligations consisting of deferred payment obligations of the Company and any of the Restricted Subsidiaries for insurance premiums or incurred by Company or any of its Restricted Subsidiaries in respect of funds borrowed for the payment of such premiums in either case in the ordinary course of business and consistent with past practices;

          (g) Indebtedness for Borrowed Money of Designated Foreign Restricted Subsidiaries and Nesma EMCOR Company Ltd. (and guarantees thereof by the Company, EMCOR International, Inc. and Restricted Subsidiaries of EMCOR International, Inc.) and guarantees of or incurrence of liability for letters of credit supporting Indebtedness for Borrowed Money of Persons in which the Company and the Restricted Subsidiaries are permitted to invest pursuant to subsections (n) and (o) of Section 7.12; provided that the aggregate amount of Indebtedness for Borrowed Money so permitted to be incurred, guaranteed or supported pursuant to the provisions of this subsection (g) shall not exceed $25,000,000 at any one time outstanding;

          (h) Indebtedness for Borrowed Money in addition to that otherwise permitted hereunder; provided that at the time of incurrence of such indebtedness and after giving effect thereto the aggregate principal amount of Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries incurred during the twelve-month period ended on the date of the incurrence in question and permitted solely by this Section 7.10(h) does not exceed 2.0% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently ended prior to the date of the computation in question;

          (i) liabilities in respect of letters of credit not otherwise permitted by this Section 7.10 if payment of such letters of credit is fully supported by a Letter of Credit;

          (j)  indebtedness  under  Interest Rate  Protection  and Other Hedging
     Agreements entered into to hedge a risk of the Company and/or its Restricted Subsidiaries and not for speculation;

          (k) indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets of such Person and not incurred in contemplation of such Person being acquired or becoming a Restricted Subsidiary or such assets being acquired provided the aggregate amount of such indebtedness permitted pursuant to this Section 7.10(k) shall not exceed $20,000,000 at any one time outstanding;

          (l) any renewals, extensions or replacements of Indebtedness for Borrowed Money permitted under this Section 7.10 in an aggregate amount not in excess of the Indebtedness for Borrowed Money being renewed, extended or replaced;

          (m) Indebtedness for Borrowed Money of District Chilled General Partnership, provided that the aggregate principal amount of such indebtedness permitted under this Section 7.10(m) shall not exceed $75,000,000 at any one time outstanding; and

          (n) obligations arising out of agreements with respect to the issuance of credit cards or debit cards to employees of the Company or any Restricted Subsidiary for use in connection with the business and affairs of such entities.

          (o) obligations arising out of agreements with respect to the execution or processing of electronic transfer of funds by automatic clearing house transfer, wire transfer, or otherwise to or from any deposit account of the Company or any Restricted Subsidiary, the acceptance for deposit or the honoring for payment of any check, draft, or other item with respect to any such deposit accounts, and other deposit disbursement, and cash management services afforded to the Company and/or any Restricted Subsidiary.

     Section 7.11. Liens. The Borrowers shall not, nor shall they permit the Restricted Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Borrowers or any Restricted Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with the foregoing or in connection with tenders, contracts or leases to which the Borrowers or any of their Restricted Subsidiaries are a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrowers and their Restricted Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $5,000,000 at any one time outstanding;

          (d) the Liens granted in favor of the Agent for the benefit of the Lenders pursuant to the Collateral Documents;

          (e)  Liens  on  Property  of  the  Borrowers  or  of  any   Restricted
     Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 7.10(h) hereof representing or incurred to finance, refinance or refund the purchase price of such Property or representing the interest of the lessor under a Capital Lease, provided that no such Lien shall extend to or cover other Property of the Borrowers or any Restricted Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

          (f) Liens on the stock and assets of the Canadian Subsidiaries securing the indebtedness permitted by Section 7.10(e) hereof and liens on assets of the Company and other Restricted Subsidiaries securing the Canadian Facility;

          (g) Liens in favor of bonding companies and their affiliates to the extent described in clause (i) of the second proviso of Section 4.1 hereof;

          (h) rights of subrogation and similar rights of issuers of surety bonds and unperfected lien rights of such issuers to assets associated with projects which they have bonded;

          (i) restrictions on the disbursement or withdrawal of funds deposited by Restricted Subsidiaries in bank accounts maintained by them in the ordinary course of business consistent with past practice which are maintained in connection with specific construction projects or contracts from which payments and disbursements with respect to such contracts or projects are to be made;

          (j) Liens on insurance policies arising in connection with the deferred payment of premiums or the financing thereof in the ordinary course of business;

          (k) Liens consisting of cash collateral deposits made in connection with the insurance programs of the Company and its Restricted Subsidiaries and liens on up to (pound)135,000 of cash collateral securing reimbursement obligations owing to Barclays Bank in connection with demand performance bonds which it has issued and rights of a depository bank to offset balances in any account maintained with it by a Subsidiary incorporated under the laws of United Kingdom against debit balances in any other account maintained with it by such Subsidiary or any other U.K. Subsidiary (it being acknowledged by the Lenders that such rights of offset shall be superior to any rights they may have in and to such accounts or the balances as are from time to time standing on deposit therein);

          (l) Liens existing on any property of a corporation at the time such corporation becomes a Restricted Subsidiary which Liens were not created, incurred or assumed in contemplation thereof, provided that no such Liens shall extend to or cover any other property of the Company or any Restricted Subsidiary;

          (m) the Liens listed and described on Schedule 7.11 attached hereto;

          (n) any extension, renewal or replacement (or successive extensions, renewals or replacements) of Liens permitted by this Section 7.11 without any increase in the amount of indebtedness secured thereby or in the assets subject to such Liens;

          (o) Liens on assets of Designated Foreign Restricted Subsidiaries securing indebtedness thereof permitted by Section 7.10 hereof or securing Performance Guarantees;

          (p) pari passu Liens on the Collateral created solely for the purpose of securing indebtedness permitted by Section 7.10(b) hereof; and

          (q) liens on deposits provided in connection with long-term maintenance contracts of facilities Borrowers and Restricted Subsidiaries located in the United Kingdom relating to United Kingdom private finance initiatives.

     Section 7.12. Investments, Acquisitions, Loans, Advances and Guarantees. The Borrowers shall not, nor shall they permit any of the Restricted Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for relocation and travel advances and other loans made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person (other than of the Company or any Restricted Subsidiary), or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper maturing within 270 days of the date of issuance thereof which has been accorded one of the two highest ratings available from the Standard & Poor's Ratings Group of McGraw Hill Companies, Moody's Investors Service, Inc. or any other nationally recognized credit rating agency of similar standing providing similar ratings;

          (c) investments in money market funds which in turn invest primarily in investments of the types described in clauses (a), b and (d) of this
     Section 7.12;

          (d) investments in certificates of deposit issued by any commercial bank organized under the laws of Canada or the United States or (as to investments of EMCOR U.K. Limited and its Subsidiaries) the United Kingdom in each case having capital, surplus and undivided profits of not less than $500,000,000 or by any Lender in each case maturing within one year from the date of issuance thereof or in Eurodollar time deposits maturing not more than one year from the date of acquisition thereof placed with any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) or in banker's acceptances endorsed by any Lender or other such commercial bank (to the extent investments in certificates of deposit issued by such other bank are permitted by this subsection) and maturing within nine months of the date of acceptance;

          (e) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (f) the investments, loans, advances and guarantees listed and described on Schedule 7.12 attached hereto;

          (g) the  Guarantees  and  guarantees  referred to in and  permitted by
     Section 7.10 hereof;

          (h) (i) an amount equal to all investments of the Company and Restricted Subsidiaries as of September 26, 2002 in, and present loans and advances by the Company and Restricted Subsidiaries to, Unrestricted Subsidiaries and (ii) future investments in, and loans and advances, (including subordinated loans) to, Unrestricted Subsidiaries for asset preservation and to preserve existing operations aggregating not more than $1,500,000 at any one time outstanding;

          (i) Loans and advances (including subordinated loans and advances) between the Company and its Restricted Subsidiaries if and to the extent that the corresponding indebtedness is permitted by Section 7.10 hereof; provided, however, that the aggregate principal amount of loans and advances by the Company and its Restricted Subsidiaries to Restricted Subsidiaries which are not Guarantors shall not exceed $25,000,000 in the aggregate at any one time outstanding;

          (j) Permitted Acquisitions and investments in Strategic Ventures organized within and conducting more than fifty percent of their business in the United States of America ("Domestic Strategic Ventures"), so long as
     (i) no Default or Event of Default exists or would exist after giving effect to the Permitted Acquisition or investment in question, (ii) the total amount expended by the Company and its Restricted Subsidiaries for any such Permitted Acquisition or investment does not exceed $100,000,000 unless the Required Lenders otherwise agree in writing, (iii) the aggregate amount of all investments by the Company and its Restricted Subsidiaries in Domestic Strategic Ventures which do not constitute Restricted Subsidiaries that are also Guarantors shall not exceed $100,000,000 made during the term of this Agreement unless the Required Lenders otherwise agree in writing, and (iv) the total amount expended by the Company and its Restricted Subsidiaries on account of all such Permitted Acquisitions and investments shall not exceed $300,000,000 during the term of this Agreement unless the Required Lenders otherwise agree in writing (provided, that this limitation shall not apply to any single acquisition unrelated to any other acquisition or series of acquisitions, the total amount expended for which does not exceed $25,000,000); provided that (i) the portion of the consideration for any acquisition which is payable in capital stock of the Company shall be excluded from the foregoing calculations, (ii) indebtedness of the Persons acquired which indebtedness exists at the time of acquisition shall not be treated as an amount expended by the Company or a Restricted Subsidiary in connection with the acquisition unless such indebtedness was incurred in contemplation of the acquisition and (iii) payments made by the Company or a Restricted Subsidiary on account of an acquisition paid subsequent to the consummation of the acquisition in question and where the payment in question is contingent upon the earnings, profits, net cash flow or other measure of profitability or success of the Person acquired shall be treated as amounts expended by the Company or a Restricted Subsidiary on account of such acquisition only when paid or when the amount to be paid has become fixed and determined, whichever first occurs, and such amounts shall count against the limitations on the amount which the Company and its Restricted Subsidiaries may subsequently expend on account of acquisitions and investments in Domestic Strategic Ventures for purposes of this Section 7.12(j) but shall not otherwise be deemed to constitute a breach of this Section 7.12(j) in the event that such amounts, together with amounts theretofore expended on account of acquisitions and investments, would exceed the dollar limits set forth herein; provided further that nothing in this Section 7.12(j) shall supersede the restrictions of 7.12(i) or 7.12(p) hereof with respect to loans and advances to and investments in Restricted Subsidiaries which are not Guarantors;

          (k) acquisitions of assets (including stock, notes and other evidences of indebtedness) and subordinations of claims as a part of good faith collection efforts on doubtful accounts;

          (l) Performance Guarantees;

          (m) notes and other deferred payment obligations (other than general partnership and similar interests) acquired by the Company or any Restricted Subsidiary in connection with the sale or other disposition of assets permitted hereby;

          (n) investments of the Company or any Restricted Subsidiary made in the ordinary course of business in connection with joint ventures, Persons or other similar pooling of efforts in respect to a specific project or series of related specific projects for a limited or fixed duration and formed to conduct business of the type in which the Company or such Restricted Subsidiary is presently engaged and guarantees of obligations of, and incurrence of liabilities in respect of letters of credit for, such joint ventures or Persons;

          (o) investments or acquisitions of interests in Strategic Ventures organized outside of the United States of America and conducting more than 50% of their business outside of the United States ("Foreign Strategic Ventures"), provided that the aggregate amount so invested or expended subsequent to September 26, 2002 in connection with any given Foreign Strategic Venture shall not exceed $20,000,000 unless the Required Lenders otherwise agree in writing;

          (p) the present investment of the Company and Restricted Subsidiaries in Restricted Subsidiaries, the present and future investment of Restricted Subsidiaries in the Company and future investments by the Company and Restricted Subsidiaries in Restricted Subsidiaries or in a Restricted
     Subsidiary formed as a captive insurer or surety company; provided, however, that the aggregate amount of investments by the Company and its Restricted Subsidiaries in Restricted Subsidiaries which are not Guarantors shall not exceed $25,000,000 at any one time outstanding;

          (q) investments by Designated Foreign Restricted Subsidiaries in short term high quality investments which are regarded in their countries of domicile as being similar in type and used for similar purposes to those described in clauses (a), (b), (c) or (d) of this Section 7.12;

          (r) guarantees by any Person outstanding at the time such Person becomes a Restricted Subsidiary or in connection with the acquisition of assets of such Person and outstanding at the time such Person becomes a Restricted Subsidiary and not in either case incurred in contemplation of such Person being acquired or becoming a Restricted Subsidiary or such assets being acquired; provided that the aggregate amount of indebtedness guaranteed by such Person pursuant to guarantees permitted solely by this
     Section 7.12(r) when aggregated with the amount of indebtedness permitted solely by Section 7.10(k) hereof shall not exceed $20,000,000 at any one time outstanding;

          (s) contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of Nesma EMCOR Company Ltd. for the benefit of surety companies or for the benefit of others to induce such others to forgo the issuance of a surety bond in their favor;

          (t) Third Party Performance Guarantees existing on the date of the Monumental Acquisition;

          (u) Guarantees by the Company and/or its Restricted Subsidiaries of the Indebtedness for Borrowed Money permitted by Section 7.10(m) hereof in an aggregate principal amount not in excess of $75,000,000 at any one time outstanding; provided, however, that to the extent the Company and/or any Restricted Subsidiary is solely liable (rather than jointly and severally liable together with the other partners (and/or their respective Affiliates) in District) as guarantor of any of such Indebtedness for Borrowed Money, the amount of such Indebtedness for Borrowed Money for which the Company and/or such Restricted Subsidiary is solely liable shall not in any event exceed two thirds of that portion of Indebtedness for Borrowed Money of District which is solely guaranteed by the other partners (and/or their respective Affiliates) in District;

          (v) loans and advances made by the Company or any Restricted Subsidiary to vendors, suppliers and contractors in the ordinary course of its business in an aggregate amount not in excess of $5,000,000 at any one time outstanding;

          (w) lease, utility and other similar deposits arising in the ordinary course of the Company's or any Restricted Subsidiary's business;

          (x) investments not otherwise permitted by this Section 7.12 in an aggregate amount not in excess of $25,000,000 at any one time outstanding; and

          (y) additional investments in District in an amount not in excess of $4,000,000.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.12, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

     Section 7.13. Capital and Certain other Restricted Expenditures. The Borrowers will not, nor will they permit any Restricted Subsidiary to, make, or (without duplication) become obligated to make, any Capital Expenditure (other than Capital Expenditures which constitute Permitted Acquisitions and investments permitted by Section 7.12(j), (n) or (o) hereof) or apply for a letter of credit (whether hereunder or otherwise) supporting an obligation of any Strategic Venture described in Section 7.12(o) or guarantee any Indebtedness for Borrowed Money of any such Strategic Venture, if after giving effect thereto the aggregate amount expended (other than in the form of capital stock of the Company) for such purposes during the twelve-month period ending on the date of the expenditure in question when taken together with the face amount of such letters of credit issued during such period and such indebtedness so guaranteed incurred during such period, would exceed the sum of (i) 2.00% of the arithmetic average of the unrealized revenue from contracts in progress of the Company and its Restricted Subsidiaries (computed in accord with the past practice of the Company) as of the last day of each of the four calendar quarters most recently completed prior to the computation in question, (ii) the net cash proceeds received by the Company and the Restricted Subsidiaries during the same period from sales of assets (including stock of Restricted Subsidiaries permitted by Sections 7.14 and/or 7.15 hereof but excluding sales of inventory in the ordinary course of business) and (iii) the maximum amount of dividends which the Company could pay under Section 7.16 as of the date of the expenditure or application in question.

     Section 7.14. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, be a party to any merger, consolidation or dissolution, or sell, transfer, lease or otherwise dispose of all or any substantial part of the Property of the Company and the Restricted Subsidiaries, taken as a whole, including any disposition of Property as part of a sale and leaseback transaction (unless such transaction would be permitted had it been structured as a purchase money mortgage or Capital Lease and is treated as such for purposes of this Agreement), or in any event sell or discount (with or without recourse) any of its notes or accounts receivable (other than sales of accounts receivable by the Company and its Restricted Subsidiaries to any Restricted Subsidiary, sale and leaseback transactions between the Company or any of its Restricted Subsidiaries and any Restricted Subsidiary and sales or discounts of doubtful accounts or notes taken in satisfaction of same);
provided, however, that this Section 7.14 shall not apply to nor operate to prevent the Borrowers or any of the Restricted Subsidiaries from selling their inventory in the ordinary course of its business or from selling equipment which is obsolete, worn out, or no longer needed for the operation of the business of the Company and the Restricted Subsidiaries or which is promptly replaced with equipment of at least equal utility nor shall the foregoing prohibit (i) mergers of Restricted Subsidiaries with and into the Company and sales by Restricted Subsidiaries of all or substantially all of their assets to the Company, (ii) mergers of Restricted Subsidiaries with each other and sales of all or substantially all of the assets of a Restricted Subsidiary to another Restricted Subsidiary provided in each case that if either of the two Restricted
Subsidiaries in question is a Guarantor, the survivor of the transaction in question remains a Guarantor and all such actions are taken as the Agent requires to preserve its Liens on the Collateral, (iii) the dissolution or liquidation of any Restricted Subsidiary whose activities are no longer, in the opinion of the Board of Directors of the Company, necessary for the operation of the business of the Company and its Restricted Subsidiaries taken as a whole, provided always that no Default or Event of Default has occurred and is continuing or will result therefrom and if the Restricted Subsidiary to be dissolved or liquidated is a Guarantor, all of its assets remaining after the dissolution or liquidation in question are transferred to another Guarantor and all such actions, if any, are taken as the Agent may reasonably require in order to insure that it has a Lien on the assets so transferred of the priority required by Section 4.1 hereof. The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition of assets of the Company or the Restricted Subsidiaries, whether in one or a series of transactions having a value when aggregated with the value of assets of all other sales, transfers, leases or other dispositions during the period from and including the date hereof to and including the date of such sale, transfer, lease or other disposition, would exceed 10% of the book value of assets of the Company and the Restricted Subsidiaries as of such date. The Agent shall release its Lien on any Property sold pursuant to the foregoing provisions if no Default or Event of Default has occurred and is continuing or would result therefrom.

     Section 7.15. Maintenance of Restricted Subsidiaries. The Borrowers shall not assign, sell or transfer, or permit any Restricted Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary); provided that the foregoing shall not operate to prevent (i) the issuance, sale and transfer to any person of any shares of capital stock of a Restricted Subsidiary (a) for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary or (b) solely for the purpose of permitting such Subsidiary to carry on a licensed business or (ii) the sale of all or a minority interest in the capital stock of a Restricted Subsidiary if but only if (a) no Default or Event of Default has occurred and is continuing or will result from the sale of same, (b) the sale of such capital stock is not a sale of a substantial part of the assets of the Company and the Restricted Subsidiaries taken as a whole (as the term "substantial" is defined in Section
7.14 hereof), (c) the Board of Directors of the Company has determined that the continued ownership of the Restricted Subsidiary (or the minority interest therein to be disposed of) in question is no longer appropriate in light of the then needs and strategic objectives of the Company and its Restricted Subsidiaries taken as a whole and (d) in the case of the sale of all the Capital Stock of a Restricted Subsidiary all indebtedness of such Restricted Subsidiary to the Company or any other Restricted Subsidiary is paid in full, and all guarantees or other support undertakings provided by the Company or other Restricted Subsidiaries in respect of such disposed Restricted Subsidiary are discharged, concurrently with the sale in question, provided that then existing Performance Guarantees or guaranties in respect of surety bonds with respect to such a Restricted Subsidiary need not be so discharged as to jobs which commenced prior to the completion of such sale. Concurrently with the sale of all of the capital stock of a Restricted Subsidiary permitted hereby, the Agent is authorized and directed to release any Guarantee provided by such Restricted Subsidiary and any Lien on the stock or assets of such Restricted Subsidiary and such entity shall no longer constitute a Restricted Subsidiary hereunder. Except as set forth in the Side Letter, the Borrowers shall not permit any Restricted Subsidiary to enter into any contract or agreement after the date hereof prohibiting or restricting such Restricted Subsidiary from paying dividends or making loans and advances to the Company except in the case of a Restricted Subsidiary formed or acquired to be a captive insurer or a captive surety.

     Section 7.16. Dividends and Certain Other Restricted Payments. The Company will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (except for dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or any options or warrants therefor except out of the net proceeds of a substantially concurrent issuance and sale of capital stock or options or warrants therefor (collectively, "Restricted Payments") if after giving effect thereto (i) the aggregate amount expended for all such purposes subsequent to June 30, 2002 would exceed the difference between (x) $50,000,000 plus (but not minus in the case of a deficit) 50% of Net Income for the period (taken as a single accounting period) from July 1, 2002 to the last day of the calendar quarter most recently completed prior to the Restricted Payment in question and
(y) any portion of the amount computed pursuant to clause (x) hereof which was used to justify a transaction under Section 7.13 pursuant to clause (iii) thereof and (ii) no Default or Event of Default shall have occurred and be continuing.

     Section 7.17. ERISA. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of their Properties. The Borrowers shall, and shall cause each of the Restricted Subsidiaries to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to any employee benefit plan subject to Title IV of ERISA (other than a multiemployer plan) sponsored or contributed to by either of the Borrowers or any member of the Controlled Group (a "Plan") with respect to which the PBGC has neither waived the 30 day reporting requirement nor issued a public announcement that the penalty applicable to a failure to report will not apply, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate any Plan or withdraw from any multiemployer plan if such termination or withdrawal could reasonably be expected to have a Material Adverse Effect, and (iv) the occurrence of any other event with respect to any Plan which would result in the incurrence by the Borrowers or any of their Restricted Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrowers or any of the Restricted Subsidiaries with respect to any post-retirement Welfare Plan benefit which could reasonably be expected to have a Material Adverse Effect.

     Section 7.18. Compliance with Laws. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply in all respects with the requirements of all foreign (whether national, supra-national or otherwise), federal, state, provincial, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a Material Adverse Effect or could result in a Lien upon any of their Property material to the Company and the Restricted Subsidiaries taken as a whole.

     Section 7.19. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with or among Restricted Subsidiaries and the Company) on terms and conditions which are less favorable to the Company or any such Restricted Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 7.20. No Changes in Fiscal Year. The Company shall not change its fiscal year from its present basis without the prior written consent of the Required Lenders.

     Section 7.21. Formation of Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, form or acquire any Subsidiary except in connection with acquisitions permitted by Section 7.12 hereof and the formation of new subsidiaries if in any such case and in either such instance the newly formed or acquired Subsidiary shall, if the Required Lenders so request and to the extent required by this Agreement, execute and deliver a Guarantee and grant Liens on its assets of the priority required by Section 4.1 hereof (and provide the Agent with such documentation therefore and such supporting documentation, including opinions of counsel, as it may reasonably request). Each Subsidiary acquired or formed pursuant hereto shall constitute a Restricted Subsidiary unless the Required Lenders otherwise agree in writing.

     Section 7.22. Change in the Nature of Business. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company and the Restricted Subsidiaries would be changed in any material respect from the general nature of the business engaged in by the Company and the Restricted Subsidiaries on the date of this Agreement.

     Section 7.23. Use of Proceeds of Initial Credit Utilization. The Borrowers shall use the proceeds of the initial Credit Utilization hereunder to the extent necessary to repay all indebtedness, obligations and liabilities outstanding under the Existing Agreement.

SECTION 8.     EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

          (a) default in the payment when due of all or any part of the principal of the Revolving Credit Notes (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation and any such default continues for 1 Business Day after notice thereof from the Agent to the Company;

          (b) default in the payment when due of all or part of the interest on any Revolving Credit Note (whether the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable hereunder or under any other Loan Document and any such default continues for 5 Business Days after notice thereof from the Agent to the Company;

          (c) default in the observance or performance of any covenant set forth in Sections 7.6, 7.7, 7.8, 7.9, 7.13, 7.14, 7.15, or 7.16 hereof or of any provision in any Loan Document dealing with the maintenance of insurance on the Collateral;

          (d) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof to the Company by the Agent;

          (e) any representation or warranty made herein or in any of the other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making thereof;

          (f) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents and any period of grace applicable thereto shall have elapsed, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected Lien in favor of the Agent in any material amount of Collateral purported to be covered thereby of the priority required by Section 4.1 hereof;

          (g) default shall occur under any evidence of Indebtedness for Borrowed Money aggregating in excess of $10,000,000 issued, assumed or guaranteed by any of the Borrowers or any Restricted Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated) without being waived or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (h) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 (provided, that in determining such $500,000 amount there shall be deducted therefrom the amount which is covered by insurance from any insurer which has acknowledged its liability thereon) shall be entered or filed against the Borrowers or any of the Restricted Subsidiaries or against any of the Property or assets of any of them and remains undischarged, unvacated, unbonded or unstayed for a period of thirty days;

          (i) any party  obligated on any  Guarantee  shall  purport to disavow,
     revoke,  discontinue,   repudiate  or  terminate  such  Guarantee  or  such
     Guarantee shall otherwise cease to have force or effect;

          (j) any Change of Control occurs;

          (k) any  Borrower,  Guarantor or Restricted  Subsidiary  (other than a
     Designated Foreign Restricted Subsidiary) shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, the Canadian Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) not pay, admit in writing its inability to pay, or be deemed under applicable law not to be able to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, receiver-manager, receiver and manager, interim receiver, administrative receiver, administrator, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or the Canadian Bankruptcy Code, as amended to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof; or

          (l) a custodian, receiver, receiver-manager, receiver and manager, interim receiver, administrative receiver, administrator, trustee, examiner, liquidator or similar official shall be appointed for any Borrower, Guarantor or Restricted Subsidiary (other than a Designated Foreign Restricted Subsidiary) or any substantial part of any of their
     Property, or a proceeding described in Section 8.1(k)(v) shall be instituted against any Borrower, Guarantor or Restricted Subsidiary (other than a Designated Foreign Restricted Subsidiary), and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty days.

     Section 8.2. Non-Bankruptcy Defaults. When any Event of Default described in subsections 8.1(a) to 8.1(j), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Lenders by notice to the Company, take any or all of the following actions:

          (a) terminate the obligation of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and

          (b) declare the principal of and the accrued interest on the Revolving Credit Notes to be forthwith due and payable and thereupon the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

     Without limiting the generality of the foregoing, the Agent, upon request of the Required Lenders, shall be entitled to realize upon and enforce all of its rights and remedies under the Collateral Documents and proceed by any other action, suit, remedy or proceeding as authorized or permitted by this Agreement, the Collateral Documents or at law or in equity.

     Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection 8.1(k) or 8.1(l) has occurred and is continuing, then the unpaid balance of the Revolving Credit Notes, including both principal and interest, and all fees, charges, commissions and other Obligations payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. Without limiting the generality of the foregoing, the Agent, upon request of the Required Lenders, shall be entitled to realize upon and enforce all of its rights and remedies under the Collateral Documents and proceed by any other action, suit, remedy or proceeding and authorized or permitted by this Agreement, the Collateral Documents or at law or in equity.

     Section 8.4. Collateral for Undrawn Letters of Credit. (a) If and when (x) any Event of Default, other than an Event of Default described in subsections
(k) or (l) of Section 8.1, has occurred and is continuing, the Borrowers shall, upon demand of the Agent, and (y) any Event of Default described in subsections
(k) or (l) of Section 8.1 has occurred or (z) any Letter of Credit is outstanding on the Termination Date (whether or not any Event of Default has occurred), the Borrowers shall, without notice or demand from the Agent, either
(i) immediately pay to the Agent the full amount of each Letter of Credit to be held by the Agent as provided in subsection (b) below or (ii) provide a back-up letter of credit for the benefit of the Agent in a stated amount equal to the full amount of all Letters of Credit then outstanding which letter of credit shall give the Agent the unconditional right to make drawings thereunder upon receipt of a drawing request under any Letter of Credit and otherwise be in form and substance satisfactory to the Agent and issued by an issuer satisfactory to the Agent in its sole discretion, the Borrowers agreeing to immediately make each such payment or provide such back-up letter of credit and acknowledging and agreeing the Agent would not have an adequate remedy at law for failure of the Borrowers to honor any such demand and that the Agent shall have the right to require the Borrowers to specifically perform such undertaking whether or not any draws had been made under the Letters of Credit.

          (b) All amounts prepaid pursuant to subsection (a) above or paid over to the Agent pursuant to Section 3.5(b) hereof shall be held by the Agent in one or more separate collateral accounts (each such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Agent (to the extent available) (i) with respect to amounts prepaid pursuant to subsection (a) above, to the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations or (ii) with respect to amounts paid over to the Agent pursuant to Section 3.5(b) hereof, as set forth in
     Section 3.5(b), as applicable. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent, the Lenders and the Applicable Issuer. If and when requested by the Borrower, the Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from any Borrower to the Applicable Issuer, the Agent or the Lenders; provided, however, that if (i) the Borrowers shall have made payment of all such obligations referred to in subsection (a) above or Section 3.5(b), as applicable, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) with respect to amounts prepaid pursuant to subsection (a) above only, no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder (other than unasserted indemnity obligations which survive the termination hereof), then the Agent shall release to the Company any remaining amounts held in the Collateral Account.

SECTION 9.     DEFINITIONS INTERPRETATIONS.

          Section 9.1. Definitions. The following terms when used herein have the following meanings:

          "Acquired Business" means the entity or assets acquired by a Borrower or Restricted Subsidiary in an Acquisition, whether before or after the date hereof.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Borrower or Restricted Subsidiary is the surviving entity.

          "Adjusted EBIT" means, with reference to any period, EBIT for such period calculated on a pro forma basis in good faith by the Company and established to the reasonable satisfaction of the Agent as if each Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent).

          "Adjusted EBITDA" means, with reference to any period, EBITDA for such period calculated on a pro forma basis in good faith by the Company and established to the reasonable satisfaction of the Agent as if each Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent).

          "Adjusted LIBOR" means, for any Interest Period, a rate per annum determined in accordance with the following formula:

         Adjusted LIBOR =             ______________LIBOR__________
                                      1 - Eurocurrency Reserve Percentage

          "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 41% or more of the securities having ordinary voting power for the election of directors or governing body of a corporation or 41% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "Agent" shall mean Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

          "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

          "Alternative Currency" means Canadian dollars, pounds sterling, South African rand, Euro and any other currency (other than United States Dollars) approved as such in writing by all Lenders, in each case for so long as such currency is readily available to all the Lenders and is freely transferable and freely convertible to U.S. Dollars and the Dow Jones Telerate Service or Reuters Monitor Money Rates Service (or any successor to either) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months; provided that if any Lender provides written notice to the Company (with a copy to the Agent) that any currency control or other exchange regulations are imposed in the country in which any such Alternative Currency is issued and that in the reasonable opinion of such Lender funding a Loan in such currency is impractical, then such currency shall cease to be an Alternative Currency hereunder until such time as all the Lenders reinstate such country's currency as an Alternative Currency.

          "Applicable  Issuer"  means the  Issuer of  Letters  of Credit for the
     account  of  a  particular   Borrower  or  Borrowers  or  in  a  particular
     jurisdiction or jurisdictions.

          "Applicable Margin" shall mean the rate per annum specified below for the Leverage Ratio and type of Loan or fee for which the Applicable Margin is being determined:

                        LEVEL I     LEVEL II             LEVEL III             LEVEL IV

Leverage Ratio          <1.00x      =1.00x and <1.75x    =1.75x and <2.50x     =2.50x

Domestic Rate              0%          .25%                 .50%                  1.00%
Loan Margin

Eurodollar Loan         1.50%         1.75%                2.00%                  2.50%
Margin and L/C Fee*

Commitment Fee           .30%          .35%                 .40%                   .50%

provided, however, that the foregoing is subject to the following:

               (i) the Leverage Ratio, Adjusted EBITDA and Interest Coverage Ratio shall be determined as at the last day of each fiscal quarter of the Company commencing with September 30, 2002, with any adjustment in the Applicable Margins resulting from a change therein to be effective five (5) Business Days after receipt by the Agent of the financial statements for such quarter called for by Section 7.5(b) hereof (provided that if such financial statements are not submitted within the time limitations of Section 7.5(b) and would result in an increase in the Applicable Margins, then such Applicable Margins shall be increased effective five Business Days after the last date when such financial statements could have been submitted in compliance with
          Section 7.5(b) hereof);

               (ii) the Applicable Margins for the period from the date hereof through the first redetermination pursuant to clause (i) above shall be those set forth above for level II; and

               (iii) each determination of the Applicable Margins pursuant to the foregoing shall remain in effect until the Applicable Margins are next redetermined pursuant to the foregoing.

         "Application" is defined in Section 1.3(b).

     "Assignment Agreement" means an Assignment and Acceptance entered into by a Lender and an assignee in accordance with Section 11.18 hereof substantially in the form of Exhibit D hereto or in such other form as may be agreed to by all parties thereto.

     "Authorized Representative" means the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President and Controller or the Vice President and Treasurer, or any further or different persons so named by any Authorized Representative in a written notice to the Agent.

     "Borrowers" means (a) the U.S.  Borrowers,  (b) the Canadian  Borrowers and
(c) the U.K. Borrowers, with (i) the term "Borrowers" to mean the Borrowers, collectively, and, also each individually, and (ii) all promises and covenants (including promises to pay) and representations and warranties of and by the Borrowers made in the Loan Documents or any instruments or documents delivered pursuant thereto to be and constitute the several promises, covenants, representations and warranties of and by each and all of such corporations, except to the extent explicitly otherwise provided. The term "Borrower" appearing in such singular form shall be deemed a reference to any of the Borrowers unless the context in which such term is used shall otherwise require.

     "Borrowing" shall mean the total of Revolving Loans or Swing Loans made to a given Borrower by all the Lenders on a single date, in a single currency and having the same maturity. Borrowings of Revolving Loans are made and maintained ratably from each of the Lenders according to their Percentages except to the extent otherwise agreed in writing by all Lenders. Borrowings of Swing Loans are made by the Agent in accordance with the procedures set forth in Section 1.8 hereof.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to a Borrowing or payment in an Alternative Currency or to a conversion of a Credit Utilization into U.S. Dollars, a day on which banks and foreign exchange markets are open for business in the city where disbursements of, conversions of, or payments on such Borrowings are to be made.

     "Canadian Borrowers" means and includes Comstock Canada and such other Restricted Subsidiaries organized under the Federal laws of Canada or the laws of a Province of Canada as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or the Lenders may impose).

     "Canadian Facility" shall mean a loan and letter of credit facility not in excess of $25,000,000 extended to one or more of the Canadian Subsidiaries by a lender licensed to carry on a lending business in Canada and reasonably acceptable to the Required Lenders (the "Canadian Lender") and being on terms and conditions reasonably acceptable to the Required Lenders (including without limitation in respect of Liens to be granted to such lender and the priority of any such Liens in relation to the Liens created under the Collateral Documents).

     "Canadian Bankruptcy Code" mans the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada).

     "Canadian Subsidiaries" means and includes the Canadian Borrowers and such other Subsidiaries as are organized under the Federal laws of Canada or the laws of a Province of Canada.

     "Capital Expenditures" means, for any period, capital expenditures of the Company and its Restricted Subsidiaries during such period as defined and classified in accordance with GAAP consistently applied but in any event excluding acquisitions and investments which are described in and permitted by
Section 7.12(j) hereof.

     "Capital Lease" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change in Control" means that (i) more than 25% of the Voting Stock of the Company shall at any time and for any reason be owned, either legally or beneficially, by any Person or group of Persons acting in concert or (ii) Frank MacInnis shall cease to be the chief executive officer of the Company and/or Leicle Chesser shall cease to be the chief financial officer of the Company and/or either such person shall cease to have the duties and responsibilities normally associated with such positions and in any instance covered by clause
(ii) the person in question shall not be replaced within sixty days by a person or persons of established experience and reputation, both with respect to the duties required of the holder of such an office and in the contracting or a related industry, who has been approved by a majority of the Board of Directors of the Company and who has not been affiliated with any member of the Board or any business or other enterprise with which a Board member is affiliated or
(iii) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation or (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a wholly owned subsidiary of the Company, in each case, in one transaction or a series of related transactions with the effect that a Person or group becomes the beneficial owner of more than 25% of the Voting Stock of the surviving or transferee corporation of such transaction or series; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors, or whose nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all Properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent by the Collateral Documents or required so to be by the terms hereof.

     "Collateral Account" is defined in Section 8.4(b) hereof.

     "Collateral Documents" means all security agreements, pledge agreements, hypothecs, assignments, financing statements, debentures and other documents as shall from time to time secure the Revolving Credit Notes or any other Obligations.

     "Commitments" is defined in Section 1.1 hereof.

     "Company" is defined in the introductory paragraph.

     "Comstock Canada" is defined in the introductory paragraph.
     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Utilization" means any Borrowing and any issuance of a Letter of Credit.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Designated Foreign Restricted Subsidiaries" means a Restricted Subsidiary which conducts business primarily outside of the United States, the United Kingdom and Canada.

     "Disposition" means the sale, lease, conveyance or other disposition of Property.

     "District"   means  District  Chilled  General   Partnership,   a  Maryland
partnership.

     "Domestic Rate" means a fluctuating interest rate per annum equal at all times to the greater of:

          (a) the rate of interest announced by Harris Trust and Savings Bank from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; or

          (b) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on the day of determination (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Lenders for which such rate is being determined, plus (y) 1/2 of 1%.

     "Domestic Rate Loan" means a Revolving Loan bearing interest as specified in Section 2.1 hereof.

     "Drake & Scull" is defined in the introductory paragraph.

     "Earn-Out Obligations" means an obligation the payment of which is dependent upon the future performance of an asset or assets the sale of which gave rise to such obligation.

     "EBIT" means, with reference to any period, as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, and (ii) federal, state, provincial, foreign and local income taxes for such period.

     "EBITDA" means, with reference to any period, as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, and (ii) federal, state, provincial, foreign and local income taxes for such period, and
(iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Restricted Subsidiaries.

     "Eligible Line of Business" means any business engaged in as of the date of this Agreement by any Borrower or any Restricted Subsidiary.

     "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to, or operation of a single or unified European currency being part of the implementation of the Third Stage.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "Euro" means the single lawful currency for the time being of the Participating Member States.

     "Eurocurrency Reserve Percentage" means, for any Borrowing in a currency, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Loans in the relevant currency is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     "Eurodollar  Loan" means a Revolving Loan bearing  interest as specified in
Section 2.2 hereof.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 8.1 hereof.

     "Event of Loss" means, with respect to any Property,  any of the following:
(a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     "Excess Cash" means, at any time the same is to be determined, the amount by which all cash, cash equivalents and marketable securities held by the Company and the U.S. Subsidiaries which are Guarantors in accounts maintained with the Agent or any Lender exceeds $25,000,000.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (b) of the definition of Domestic Rate.

     "Financial Letter of Credit" means a Letter of Credit (whether standby or commercial) that is not, as reasonably determined by the Agent, a Performance Letter of Credit.

     "Foreign Subsidiary" means and include each Restricted Subsidiary organized and existing under the laws of a jurisdiction outside the United States of America.

     "GAAP" means generally accepted accounting principles as in effect from time to time.

     "Guarantees" means instruments of guarantee from the Guarantors of the Obligations satisfactory in form and substance to the Agent.

     "Guarantors" means those entities listed on Schedule 4.2 hereto and such other Restricted Subsidiaries (other than Restricted Subsidiaries which are not Wholly-Owned Subsidiaries and any captive insurance company or captive surety company which is a Restricted Subsidiary) as the Required Lenders may from time to time designate as Guarantors in a written notice to the Company provided that such Subsidiary has assets in excess of $1,000,000 or such other Restricted Subsidiaries as the Company may from time to time designate.

     "Hedging Liability" means the liability of any Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate or currency hedging arrangements as such Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates.

     "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) all indebtedness created, assumed or incurred in any manner by such Person or in respect of which such Person is directly or indirectly liable, whether by guarantee, commitment to purchase, undertaking to maintain the solvency, liquidity or a balance sheet condition of the obligor, or otherwise representing (i) money borrowed (including by the issuance of debt securities),
(ii) indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business and Earn-Out Obligations), (iii) indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness but if such Person is not liable then such indebtedness shall be included at the lesser of the amount thereof or the fair market value of the Property securing same, (iv) Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit (other than letters of credit which support payment of obligations which do not constitute Indebtedness for Borrowed Money of any Person), and bankers' acceptances. Performance Guarantees do not constitute Indebtedness for Borrowed Money.

     "Interest Coverage Ratio" means as at any date the same is to be determined the ratio of (i) Adjusted EBIT for the period of twelve calendar months then ending to (ii) Net Interest Expense for the same period.

     "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense but excluding fees payable under Sections 3.1 and 3.2 hereof) and letter of credit fees and commissions of the Borrowers and the Restricted Subsidiaries for such period determined in accordance with GAAP, but interest paid through the issuance of securities to the holders of the indebtedness in question having a maturity of more than one year from the date of issuance and being of no higher ranking or priority than the indebtedness in question shall not be included in Interest Expense.

     "Interest Period" means the period commencing on the date a Borrowing is advanced or continued through a new Interest Period and ending: (a) in the case of a Eurodollar Loan, 1, 2, 3, or 6 months thereafter and (b) in the case of a Swing Loan, on the date 1 to 10 Business Days thereafter as mutually agreed to by the Company and the Agent; provided, however, that:

               (i) an  Interest  Period  may not extend  beyond the  Termination
          Date;

               (ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

               (iii) for purposes of  determining  an Interest  Period,  a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     "Interest Rate Protection and Other Hedging Agreements" means one or more of the following agreements entered into by one or more financial institutions:

          (a)  interest   rate   protection   agreements   (including,   without
     limitation,   interest  rate  swaps,  caps,  floors,  collars  and  similar agreements),

          (b) foreign exchange contracts, currency swap agreements or other, similar agreements or arrangements designed to protect against fluctuations in currency values and/or

          (c) other types of hedging agreements from time to time.

     "Issuer" means Harris Trust and Savings Bank and any other Lender approved by the Required Lenders and the Company as an issuer of Letters of Credit to a particular Borrower or Borrowers hereunder or for use in a particular jurisdiction.

     "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

     "L/C  Obligations"   means  the  aggregate  undrawn  face  amounts  of  all
outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lenders" shall mean from time to time the parties hereto other than the Borrowers, including any assignee pursuant to Section 11.18 hereof.

     "Letter of Credit" is defined in Section 1.3(a).

     "Leverage Ratio" means, as of any time the same is to be determined, the ratio of (x) Total Funded Debt minus Excess Cash as of such date, to (y) Adjusted EBITDA for the period of twelve calendar months then ending.

     "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in the relevant currency in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Borrowing in such currency scheduled to be made by the Agent.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in the relevant currency for a period equal to such Interest Period, which appears on the Telerate Page 3750 (or any other appropriate page) for the applicable currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period. The Agent will provide the Company with evidence of such rate upon its request.

     "Lien" means any mortgage, lien, pledge, charge, hypothec or security interest of any kind or nature (whether fixed or floating or of any ambulatory or non-crystallized nature or otherwise) in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan Documents" means this Agreement, the Revolving Credit Notes, the Swing Note, the L/C Documents, the Guarantees and the Collateral Documents and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Loans" means and includes Domestic Rate Loans, Eurodollar Loans and Swing Loans.

     "Material Adverse Effect" means, with respect to any act, omission or occurrence, any of the following consequences in the reasonable judgment of the Required Lenders:

          (a) the material impairment of the ability of the Company or of the Company and the Guarantors taken as a whole to pay or perform their obligations under or pursuant to the Loan Documents;

          (b) any material adverse change in the assets, liabilities, financial condition, operations or business prospects of the Company and its Restricted Subsidiaries taken as whole, or

          (c) any  material  impairment  in the  right  of the  Company  and its
     Restricted   Subsidiaries  taken  as  whole  to  carry  on  their  business substantially as now conducted.

     "Monumental"   means   Monumental   Investment   Corporation,   a  Maryland
corporation.

     "Monumental Acquisition" means the purchase by the Company of all of the outstanding common stock of Monumental pursuant to that certain Stock Purchase Agreement dated as of April 5, 1999, among the Company and the stockholders of Monumental.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition and (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments.

     "Net Income" for any period means the net income of the Company and the Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP and, without limiting the foregoing, after deduction from gross income of all expenses and provisions, including provisions for taxes on or measured by income, but excluding any gains or losses on the sale or other disposition of investments or fixed or capital assets, any extraordinary gains and losses, the cumulative effect of accounting changes (as that term is defined under GAAP) any taxes on such excluded gains, and any tax deductions or credits on account of any such excluded losses.

     "Net Interest Expense" means, for any period, Interest Expense less all interest income received by the Company and its Restricted Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

     "Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital, warrants, accumulated other comprehensive income (as defined under GAAP) and retained earnings but after deducting treasury stock and, excluding minority interests in Restricted Subsidiaries) which would appear on the balance sheet of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Notes" means and includes the Revolving Credit Notes and the Swing Note.

     "Obligations" shall mean any and all indebtedness, obligations and liabilities of the Borrowers and any of them to the Lenders or any of them or the Agent or Issuers now or hereafter arising hereunder or under any of the other Loan Documents.

     "PPSA" means the Personal Property Security Act in effect from time to time in each province and territory of Canada (and the Civil Code of Quebec in the Province of Quebec).

     "Participating Member State" means each State so described in any EMU Legislation.

     "Percentage" means, for each Lender, the percentage of the Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

     "Performance Guarantees" means, in respect of the Company or any of the Restricted Subsidiaries, contingent obligations arising from the issuance of performance guarantees, assurances, indemnities, bonds, letters of credit, or similar agreements in the ordinary course of business in respect of the contracts (other than contracts for Indebtedness for Borrowed Money) of the Company, any Restricted Subsidiary, any Person in which the Company or a Restricted Subsidiary has an equity interest.

     "Performance Letters of Credit" means a Letter of Credit that, as reasonably determined by the Agent, assures that the applicable Borrower will fulfill a contractual non-financial obligation.

     "Permitted Acquisition" means any Acquisition with respect to which all of the following conditions shall have been satisfied:

          (a) the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States of America or Canada;

          (b) the Acquisition shall not be a Hostile Acquisition;

          (c) if the aggregate consideration for such Acquisition is greater than or equal to $25,000,000 (including as consideration all deferred payment obligations but excluding any related Earn-Out Obligations), the financial statements of the Acquired Business for the most recently completed fiscal year of such Acquired Business shall have been audited or reviewed by one of the "Big Four" accounting firms or by another independent accounting firm of national or regional repute or otherwise reasonably satisfactory to the Agent, or if such financial statements have not been audited by such an accounting firm, (i) such financial statements shall have been approved by the Agent and (ii) the Acquired Business has undergone a successful so called businessman's review by one of the "Big Four" accounting firms as part of the Company's due diligence on the Acquisition;

          (d) if the aggregate consideration (including as such consideration any indebtedness of the Acquired Business assumed or guaranteed by the Company or a Restricted Subsidiary) for such Acquisition is greater than or equal to $25,000,000 (including as consideration all deferred payment obligations and a reasonable estimate (satisfactory to the Agent) of any related Earn-Out Obligations), after giving effect to the Acquisition the Borrowers shall have Unused Commitments of not less than $100,000,000;

          (e) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 7.6, 7.7, 7.8 and 7.9 on a pro forma basis.

     "Person" shall mean any person, firm, corporation, limited liability company, partnership, joint venture or other entity.

     "Property" shall mean, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

     "Refunding Borrowing" is defined in Section 1.4(a).

     "Required Lenders" shall mean at any time Lenders whose Commitments aggregate 51% or more.

     "Restricted Payments" is defined in Section 7.16.

     "Restricted  Subsidiaries"  means those Subsidiaries  designated as such on
Schedule 5.2 hereof and all other Subsidiaries becoming Restricted Subsidiaries pursuant hereto. Designated Foreign Restricted Subsidiaries are Restricted Subsidiaries.

"Revolving Credit Notes" shall mean the Revolving Credit Notes (including notes issued pursuant to Section 11.18 hereof) and "Revolving Credit Note" shall mean any of the Revolving Credit Notes.

     "Revolving Loans" is defined in Section 1.2 hereof.

     "Senior Debt" means all Indebtedness for Borrowed Money of the Company and/or the Restricted Subsidiaries.

     "Strategic Ventures" means joint ventures, limited liability companies, partnerships, corporations or similar pooling of efforts entered into for the purpose of expanding the mechanical, electrical and/or facilities services, businesses of the Company or any Restricted Subsidiary or entering or expanding a business related to such businesses and includes Restricted Subsidiaries that are not Guarantors.

     "Sublimits" is defined in Section 1.1.

     "Subsidiary" means, as to any particular parent corporation or other entity, (i) any other entity at least 50.1% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or limited liability company or by any one or more other corporations or limited liability companies or other entities which are themselves subsidiaries of such parent corporation or limited liability company, and (ii) any corporation or limited liability company organized under the laws of and conducting business primarily in a jurisdiction which is not part of the United States of America, the United Kingdom or Canada which would meet the requirements of clause (i) if at least 50.1% of its Voting Stock was owned as required by clause (i) and such ownership percentage is not less than 39%, the Company or a Subsidiary meeting the requirements of clause (i) has effective control over such corporation or limited liability company and such entity is accounted for all purposes of this Agreement using the equity method of accounting.

     "Swing Line" means the credit facility for making one or more Swing Loans described in Section 1.8 hereof.

     "Swing Line Sublimit" means $15,000,000, as reduced pursuant to the terms hereof.

     "Swing Loan" and "Swing Loans" each is defined in Section 1.8 hereof.

     "Telerate Page "3750" means the display designated as "Page 3750", on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates.

     "Termination Date" means September 26, 2007 or such earlier date on which the Commitments are terminated in whole pursuant to Sections 3.5, 3.6, 8.2 or
8.3 hereof.

     "Third Party Performance Guarantees" means Performance Guarantees issued by Monumental to support contractual obligations of third parties.

     "Third Stage" means third stage of European economic and monetary union pursuant to the Treaty on European Union.

     "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Restricted Subsidiaries or which the Company or any of its Restricted Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Restricted Subsidiaries has otherwise assured a creditor against loss.

     "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993, as amended from time to time).

     "U.K. Borrowers" means and includes Drake & Scull and such other Restricted Subsidiaries organized under the laws of the United Kingdom as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or the Lenders may impose).

     "U.K. Subsidiaries" means the U.K. Borrowers and such other Subsidiaries organized under the laws of the United Kingdom.

     "U.S. Borrowers" mean the Company and such other Restricted Subsidiaries organized under the laws of the United States of America as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or Lenders may impose).

     "U.S. Dollars" or "$" means lawful currency of the United States of America.

     "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) on the date on which a computation thereof is to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

     "U.S. Subsidiaries" means the Subsidiaries of the Company organized under the laws of the United States of America as may from time to time be designated as such in writing by the Company and approved as such in writing by all Lenders (but subject to such conditions and limitations as either the Company or Lenders may impose).

     "Unrestricted  Subsidiaries" means those Subsidiaries designated as such on
Schedule 5.2 hereof.

     "Unused Commitments" means, at any time, the difference between the Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

     "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(l) of ERISA.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law and other than shares held by others for licensing purposes) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries within the meaning of this definition.

     Section 9.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 9.3. Capital Stock. All references in this Agreement to "capital stock" shall be deemed to include a reference to shares and all references to "stockholders" shall be deemed to include references to shareholders (where appropriate).

SECTION 10.    THE AGENT AND THE ISSUERS.

     Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders acknowledge and agree that the Agent and the Issuers are not a trustee or other fiduciary for them. The Agent or an Issuer may resign at any time by sending twenty (20) days prior written notice to the Borrowers and the Lenders and may be removed by the Required Lenders upon twenty (20) days prior written notice to the Borrowers and the Lenders. In the event of any such resignation or removal, the Required Lenders may appoint a new agent or issuer, with the consent of the Borrowers (which consent shall not be required if any Default or Event of Default has occurred and is continuing and which consent, if required, shall not be unreasonably withheld), which shall succeed to all the rights, powers and duties of the Agent or applicable Issuer (but only as to Letters of Credit issued by the new Issuer) hereunder and under the other Loan Documents. Any resigning or removed Agent or Issuer shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent or issuer hereunder, but no successor Agent or Issuer shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns or is removed and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Borrowers and Guarantors shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

     Section 10.2. Rights as a Lender. The Agent and the Issuers have and reserve all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though they were not the Agent or an Issuer and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent and Issuers in their individual capacities as Lender.

     Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent and the Issuers make no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Revolving Credit Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral. Neither the Agent nor the Issuers nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent and the Issuers shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by them to be authorized to act on behalf of any Borrower), unless they have actual knowledge of the untruthfulness of same. The Agent and the Issuers may execute any of their duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent and the Issuers shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and their duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent and the Issuers shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent and the Issuers shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of the Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Revolving Credit Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent, the Issuers or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Borrowers. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Borrowers and the Guarantors and the Agent and Issuers shall have no liability to any Lender with respect thereto.

     Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Agent and the Issuers for all costs and expenses suffered or incurred by them or any security trustee in performing their duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon them hereby or thereby, to the extent that they are not promptly reimbursed for same by the Borrowers or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments.

     Section 10.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, the Issuers and their directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.

     Section 10.6. Quebec Matters. For the purposes of any Collateral Documents to be granted by any one or more of the Borrowers in favor of the Agent to the extent that such Collateral Documents will be governed by the laws of the Province of Quebec, the Agent shall be the holder of an irrevocable power of attorney for all present and future Lenders. Any future Lender under the Credit Agreement, by the execution of an Assignment Agreement in accordance with the provisions of Section 11.17, shall be deemed to have irrevocably ratified the power of attorney granted to the Agent in the immediately proceeding sentence. The Lenders and the Borrowers agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Agent may, as the Person holding the power of attorney of the Lenders, acquire any debentures or other title of indebtedness secured by any hypothec granted by any one or more of the Borrowers to the Agent pursuant to the laws of the Province of Quebec.

     Section 10.7. Conflict. In the event of a conflict between the provisions of this Section 10 and the provisions of any Collateral Document regarding the rights, duties and obligations of the Agent, the provisions of this Section 10 shall govern.

     Section 10.8. Documentation Agent and Syndication Agent. Nothing in this Agreement shall impose upon either the Documentation Agent or the Syndication Agent, in their respective capacities as such, any duty or responsibility whatsoever.

SECTION 11.    MISCELLANEOUS.

     Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by each Borrower and each Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes (but not withholdings) on the recipient imposed by a jurisdiction where it is domiciled or has an established place of business) imposed by or within the jurisdiction in which such Borrower or such Guarantor is domiciled, any jurisdiction from which such Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest (including without limitation, for the avoidance of doubt, any taxes, penalties or interest attributable to any amounts reimbursed pursuant to the provisions hereof) the Borrowers shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Borrowers or any Guarantor pay any such taxes, penalties or interest, they shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Lender or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrowers or any Guarantor and evidenced by such a tax receipt, such Lender or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrowers or such Guarantor as applicable, such amount as such Lender or Agent reasonably determines is attributable to such deduction or withholding and which will leave such Lender or Agent (after such payment) in no better or worse position than it would have been in if the Borrowers or Guarantors had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Lender and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

          (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form W8-BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) or Form W8-ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Revolving Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Revolving Loans. Notwithstanding the foregoing, (i) a Lender which becomes a Lender after the date hereof shall not be required to submit a Form W8-BEN or Form W8-ECI until the date it becomes a Lender; and (ii) a Lender shall have no obligations to provide either such Form (or successor form) subsequent to the date it becomes a Lender if such Lender is excused from doing so pursuant to Section 11.1(c).

          (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrowers or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable. If any Lender can avoid the effect of any such change in law, regulation or treaty or in the application or interpretation thereof, whether by changing its lending office or otherwise, it undertakes to do so if the same can be accomplished without disadvantage to it. If some, but not all, of the Lenders are affected by a change of the type described herein, such Lender agrees that it will at the request of the Company assign its Obligations to another Lender under and pursuant to the conditions set forth in Section
     11.17 hereof.

     Section 11.2. Holidays. If any payment of principal or interest on any of the Revolving Credit Notes or any fees shall fall due on a Saturday, Sunday or on another day which is a legal holiday for lenders in the State of Illinois,
(i) interest at the rates such Notes bear for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day and (ii) such principal, interest and fees shall be payable on such succeeding Business Day.

     Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent, any Issuer or any Lender or on the part of the Agent, any Issuer or any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent, the Issuers, Lenders and of the holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.4. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders;
provided, however, that without the written consent of each Lender no such amendment, modification or waiver shall increase the amount or extend the terms of any Lender's Commitment or reduce the interest rate applicable to or extend the maturity of its Revolving Credit Note or reduce the amount of the principal, interest, fees or other amounts to which it is entitled hereunder or extend the date fixed for payment of any of the foregoing or release any guaranty of any Obligations or release or waive receipt of all or any substantial (in value) part of the collateral security afforded by the Collateral Documents (except in connection with a sale or other disposition thereof or as otherwise provided in the Collateral Documents or this Agreement) or which is required to be received pursuant to Section 4.1 hereof or change this Section or change the definition of "Required Lenders" or amend or modify Section 3.7 hereof or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Agents' or Issuer's protective provisions shall be effective without the prior written consent of the Agent and the Issuers.

     Section 11.5. Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution, delivery, recording or filing or release of the Loan Documents or in connection with any consents hereunder or thereunder or waivers or amendments hereto or thereto or assignments pursuant hereto, including the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, insurance or other fees, costs and taxes incident to perfecting a Lien upon the collateral security for the Revolving Credit Notes and the other Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Issuers, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of the Loan Documents, and all reasonable costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Collateral Documents in connection with assignments contemplated by Section 11.17 hereof if counsel to the Agent believes such supplements to be appropriate or desirable. The Borrowers agree to indemnify and save the Lenders, the Issuers, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders, the Issuers or the Agent in connection with any action, suit or proceeding brought against the Agent or the Issuers, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

     Section 11.6. Stamp Taxes. The Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

     Section 11.7. Survival of Representations and Indemnities. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder. All indemnities and other provisions relative to reimbursement to the Agent, the Issuers and the Lenders of amounts sufficient to protect the yield of the Agent, the Issuers and the Lenders with respect to the Loans and Letters of Credit, shall survive the termination of this Agreement and the payment of the Obligations.

     Section 11.8. Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

     Section 11.9. Addresses for Notices. Unless specifically provided otherwise hereunder, all communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or three days after being deposited in the United States mail addressed, if to any Borrower, in each case to such Borrower in care of the Company at 101 Merritt Seven Corporate Park, Norwalk, Connecticut 06851, Attention: Chairman of the Board, and if to the Lenders at their addresses as shown on the signature pages hereof or on any Assignment Agreement, or at such other address as shall be designated by any party hereto in a written notice given to each party pursuant to this Section 11.9.

     Section 11.10. Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

     Section 11.11. Headings. Article and Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

     Section 11.12. Severability of Provisions. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or other Loan Documents invalid or unenforceable.

     Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.14. Binding Nature and Governing Law. This Agreement shall be binding upon the Borrowers and their successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest of the Revolving Credit Notes. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by the internal laws of the State of Illinois without regard to principles of conflicts of law. No Borrower may assign its rights or obligations hereunder without the written consent of all of the Lenders.

     Section 11.15. Entire Understanding. This Agreement, together with the other Loan Documents and any agreements between the Company and the Agent concerning fees, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 11.16. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other financial institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder and (iv) the Borrowers shall not be responsible for the costs incurred by any Lender in connection with such participations.

     Section 11.17. Assignment Agreements. Each Lender may, from time to time upon at least five Business Days' notice to the Agent, assign to other financial institutions all or part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Revolving Credit Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make Revolving Loans and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement; provided, however, that (i) unless the Company (provided that the consent of the Company shall not be required after the occurrence and during the continuance of any Default or Event of Default) and the Agent otherwise consents each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitment, Revolving Loans, Revolving Credit Note and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the assigning Lender shall assign all of its Commitment, Revolving Loans, Revolving Credit Note and interests in the Letters of Credit or the aggregate amount thereof being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall be an amount which shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Company (which is acting on its own behalf and pursuant to Section 1.6 hereof on behalf of the Borrowers as well) must each consent (provided that the consent of the Company shall not be required after the occurrence and during the continuance of any Default or Event of Default), which consent shall not be unreasonably withheld (provided that the Company may withhold its consent to an assignment by the Agent in its sole discretion if after giving effect thereto the Agent would have a Commitment, computed prior to giving effect to any reductions or terminations of the Commitments, of less than $25,000,000) and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement and (v) the assigning Lender must pay to the Agent a processing and recordation fee of $3,500 except that no such fee shall be payable in the case of an assignment to an Affiliate of such assigning Lender. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company (provided that any such Assignment Agreement entered into after the occurrence and during the continuation of any Default or Event of Default shall not require the Company's execution) and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Borrowers being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrowers shall each execute and deliver Revolving Credit Notes to the assignee Lender, (all such Revolving Credit Notes to constitute "Revolving Credit Notes" for all purposes of the Loan Documents) and if the assignment is of the full Commitment of the assigning Lender, the assignor Lender shall thereupon return the Revolving Credit Notes theretofore issued to it to the Company marked "canceled." If an assignor is an Issuer its rights and obligations as Issuer shall be unaffected by any assignment. Notwithstanding the foregoing, (i) any Lender may at any time, without the consent of the Company or the Agent, assign all or a portion of its rights under the Loan Documents to any Lender which is an original signatory hereto, and (ii) any Lender may at any time, without the consent of the Company or the Agent, assign and pledge all or a portion of its rights under the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment under clause (ii) of this sentence shall release the transferor Lender from its obligations hereunder or cause such Federal Reserve Bank to become a "Lender" hereunder.

     Section 11.18. Terms of Collateral Documents not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

     Section 11.19. PERSONAL JURISDICTION and Jury Trial Waives.

          (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b), THE AGENT, THE LENDERS AND THE BORROWERS AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN connection WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY (AND EACH OF THEM FOR THE BENEFIT OF THE OTHERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF) THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE AGENT, THE LENDERS AND THE BORROWERS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. THE BORROWERS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (b) OTHER JURISDICTIONS. THE BORROWERS AGREE THAT THE AGENT, AND EACH OF THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION OR JURISDICTION TO ENABLE THE AGENT OR ANY LENDER TO REALIZE ON PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY LENDER AND, WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, EACH BORROWER AGREES THAT THE AGENT OR ANY LENDER SHALL BE ENTITLED TO COMMENCE PROCEEDINGS (WHETHER FOR THE PURPOSE OF OBTAINING OR ENFORCING ANY ORDER OR JUDGMENT OR OTHERWISE HOWSOEVER) IN THE COURTS OF THE JURISDICTIONS WHERE SUCH BORROWER OR ANY OF ITS PROPERTY IS LOCATED.

          (c) Jury Trial Waiver. The Borrowers, the Agent, and each Lender hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

     Section 11.20. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement or the L/C Documents shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Agent, Issuer or Lender entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency so purchased for any reason falls short of the amount originally due in the relevant currency, the Borrowers shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrowers not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     Section 11.21. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower on the Obligations in the currency expressed to be payable herein or in an Application or under the Revolving Credit Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due to the Agent, any Issuer or any Lender on the Obligations shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Agent, such Issuer or such Lender, as applicable, of any sum adjudged to be so due in such other currency, the Agent, such Issuers or such Lender, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Agent, such Issuers or such Lender in the specified currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent, such Issuers or such Lender, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the amount originally due to the Agent, such Issuer or such Lender in the specified currency, the Agent, such Issuer or such Lender, as the case may be, agrees to remit such excess to the Borrowers.

     Section 11.22. Change in Currency. (a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, (i) any reference in any Loan Documents to, and any obligations arising under any Loan Documents in, the currency of that country shall be translated into, and paid in, the currency or currency unit designated by the Agent, after consultation with the Borrowers and the Lenders and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank of that country for the conversion of that currency or currency unit into the other, rounded up or down by the Agent, acting reasonably.

          (b) If a change in any currency of a country occurs, the Loan Documents will, to the extent the Agent (acting reasonably) specifies is necessary, be amended to comply with any generally accepted conventions and market practice in any relevant interbank market and otherwise to reflect the change in currency and, if there is no generally accepted convention or market practice, or the Agent considers, in its absolute discretion, that there is no generally accepted convention or market practice, in such manner and to such extent as the Agent specifies. The Agent will notify the other parties to the relevant Loan Documents of any such amendment, which shall be binding on all the parties to that Loan Document.

          (c) The Borrowers shall, from time to time immediately on demand by the Agent, pay to the Agent for the account of any Lender the amount of any costs or increased costs incurred by, or of any reduction in any amount payable to or in the effective return on its capital pursuant to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of any change in the currency of a country.

     Section 11.23. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan to any Borrower, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate permitted by applicable law (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by any one or more of the Lenders holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable with respect to such Loan but were not payable as a result of the operation of this
Section 11.23 shall be cumulated and the interest and Charges payable to such Lender or Lenders in respect of other Loans shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the rate set out herein, to the date of repayment, shall be have been received by such Lender or Lenders.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

     Dated as of this 26th day of September, 2002.


                              EMCOR GROUP, INC.



                              By  _______________________________________
                                 Its_____________________________________

                              COMSTOCK CANADA, LTD.


                              By  _______________________________________
                                 Its_____________________________________


                              EMCOR DRAKE & SCULL GROUP plc.


                              By  _______________________________________
                                 Its_____________________________________

     Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

     Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of setoff or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Credit Agreement, the Revolving Credit Notes or the Collateral Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.7 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.7 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, with interest to the extent payable by the payor. In the event any amount paid to an Issuer under the Applications shall ever be recovered from such Issuer, each Lender shall reimburse such Issuer for its pro rata share of the amount so recovered with interest to the extent payable by the Issuer.


                             HARRIS TRUST AND SAVINGS BANK

                             By _________________________________________
                                Its______________________________________

                             111 West Monroe Street
                             Chicago, Illinois 60690
                             Attention:  Wes Frangul

                             LASALLE BANK NATIONAL ASSOCIATION

                             By _________________________________________
                                Its______________________________________
                             135 South LaSalle Street
                             Chicago, Illinois 60603
                             Attention:  Drew E. Burlak

                             UNION BANK OF CALIFORNIA, N.A.

                             By _________________________________________
                                Its______________________________________

                             445 South Figueroa, 18th Floor
                             Los Angeles, California  90071
                             Attention:  Cliff Cho

                             FLEET NATIONAL BANK

                             By _________________________________________
                                Its______________________________________
                             One Landmark Square - 12th Floor
                             Stamford, Connecticut  06901
                             Attention:  W. Lincoln Schoff, Jr.
                                              Senior Vice President

                             NATIONAL CITY BANK

                             By _________________________________________
                                Its______________________________________

                             One South Broad Street
                             13th Floor
                             Philadelphia, Pennsylvania  191907-3304
                             Attention:  Brian Gallagher

                             BANK ONE, N.A.

                             By _________________________________________
                                Its______________________________________

                             241 North Central Avenue
                             21st Floor, Dept. AZ1-1179
                             Phoenix, Arizona  85004
                             Attention:  Brad Richards

                             SOVEREIGN BANK

                             By _________________________________________
                                Its______________________________________
                             75 State Street
                             MA 1SST04-10
                             Boston, Massachusetts 02109
                             Attention:  Jesse Wong

                             WEBSTER BANK

                             By _________________________________________
                                Its______________________________________

                             80 Elm Street
                             New Haven, Connecticut  06510
                             Attention:  Paul Larsen

                             U.S. BANK, NATIONAL ASSOCIATION

                             By _________________________________________
                                Its______________________________________
                             425 Walnut Street
                             8th Floor
                             Cincinnati, Ohio  45202
                             Attention:  Richard W. Nelter

                                      A-1-2
                                      A-1-1
                                   EXHIBIT A-1

                              REVOLVING CREDIT NOTE

                             _________________, 2002

     For value received, the undersigned, _____________________, a ________________ corporation ("Borrower"), hereby promises to pay to the order of ________________________ ______________________ (the "Lender"), at the
principal office of Harris Trust and Savings Bank in Chicago, Illinois, in the currency of each Revolving Loan evidenced hereby in accordance with Section 1 of the Credit Agreement, the aggregate unpaid principal amount of each Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the due date therefore as specified in the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in the Credit Agreement.

     The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, any repayment of principal and interest and the principal balances from time to time outstanding hereon, and the currency in which made, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Revolving Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of ________ ___, 2002, among the Borrowers, Harris Trust and Savings Bank, as Agent, and the Lenders from time to time party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

     The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral herefor. The Borrower hereby waives presentment for payment and demand.


--------------------------------------------------------------------------------



                                   By __________________________________________
                                      Its_______________________________________

                                      A-2-2
                                      A-2-1
                                   EXHIBIT A-2

                                   SWING NOTE

                               _________________, 2002

     For value received, the undersigned, _____________________, a ________________ corporation ("Borrower"), hereby promises to pay to the order of _______________________________________________ (the "Lender"), at the
principal office of Harris Trust and Savings Bank in Chicago, Illinois, in the currency of each Swing Loan evidenced hereby in accordance with Section 1 of the Credit Agreement, the aggregate unpaid principal amount of each Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the due date therefore as specified in the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in the Credit Agreement.

     The Lender shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Swing Loan made by it pursuant to the Credit Agreement, any repayment of principal and interest and the principal balances from time to time outstanding hereon, and the currency in which made, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrowers to repay all Swing Loans made to them pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Swing Notes referred to in the Credit Agreement dated as of ________ ___, 2002, among the Borrowers, Harris Trust and Savings Bank, as Agent, and the Lenders from time to time party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

     This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement.

     This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

     The Borrower hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral herefor. The Borrower hereby waives presentment for payment and demand.


--------------------------------------------------------------------------------



                              By _______________________________________________
                                 Its____________________________________________

                                       -4-
                                       B-1
                                    EXHIBIT B

                           FORM OF OPINION OF COUNSEL


                                September 26, 2002

Harris Trust and Savings Bank, as Agent
111 West Monroe Street
Chicago, IL  60690 and
Lenders from time to time party to the
Credit Agreement hereinafter Identified

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of EMCOR Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company and the corporations, limited liability companies and limited partnerships listed on Exhibit A hereto (the "Domestic Guarantors", and collectively with the Company, the "Organizations") in connection with the Credit Agreement dated as of September 26, 2002 (the "Credit Agreement") by and among the Company and certain of its subsidiaries and Harris Trust and Savings Bank, individually and as Agent, and the Lenders which are or become parties thereto, pursuant to which a revolving credit facility is being made available by you to the Company, Comstock Canada Ltd., a Canadian corporation, and EMCOR Drake & Scull Group plc., a United Kingdom public limited company (collectively, the "Borrowers").

This opinion is being delivered pursuant to Section 6.2(m) of the Credit Agreement. Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

In connection with this opinion, I have reviewed the Credit Agreement; the form of Revolving Credit Note; the form of Guaranty Agreement dated as of September 26, 2002 made by the Guarantors (as such term is defined in such Guaranty Agreement), including the Company and other entities substantially owned, directly or indirectly, by the Company, in favor of the Guaranteed Creditors (as such term is defined in such Guaranty Agreement) and the form of Assumption and Supplemental Guaranty Agreement included as Exhibit A to such Guaranty Agreement; the form of Pledge Agreement dated as of September 26, 2002 by and among the Pledgors (as such term is defined in such Pledge Agreement), including the Company and other entities substantially owned, directly or indirectly by the Company, and Harris (as such term is defined in such Pledge Agreement), as Agent, and the form of Amendment to Pledge Agreement included as Schedule B to such Pledge Agreement and the form of Assumption and Supplemental Pledge Agreement included as Schedule C to such Pledge Agreement; the form of Security Agreement dated as of September 26, 2002 by and among the Debtors (as such term is defined in such Security Agreement), including the Company and other entities substantially owned, directly or indirectly, by the Company, and Harris (as such term is defined in such Security Agreement), as Agent, and the form of Assumption and Supplemental Security Agreement included as Schedule G to such Security Agreement (collectively, the "Loan Documents").

I have also reviewed and am familiar with:

(i) a copy of the certificate of incorporation (or other similar charter document) of each Organization which is a corporation, certified by the Secretary or Assistant Secretary of such Organization;


(ii) a copy of the certificate of formation (or other similar charter document) of each Domestic Guarantor which is a limited liability company, certified by the Secretary or Assistant Secretary of such Domestic Guarantor;

(iii)a copy of the certificate of limited partnership of each Domestic Guarantor which is a limited partnership, certified by the Secretary of such Domestic Guarantor;

(iv) a certificate, dated as of a date no earlier than 30 days prior to the date hereof, as to the good standing and/or legal existence of each Organization issued by the Secretary of State (or the equivalent thereof) of the state of such Organization's organization;

(v) a copy of the by-laws of each Organization which is a corporation, certified by the Secretary or Assistant Secretary of such Organization as being the by-laws of such Organization as in effect on the date hereof;

(vi) a copy of the limited liability company agreement of each Domestic Guarantor which is a limited liability company, certified by the Secretary or Assistant Secretary of such Domestic Guarantor as being the limited liability company agreement of such Domestic Guarantor as in effect on the date hereof;

(vii)a copy of the limited partnership agreement of each Domestic Guarantor which is a limited partnership, certified by the Secretary of the general partner of such Domestic Guarantor as being the limited partnership agreement of such Domestic Guarantor as in effect on the date hereof;

(viii) copies of certain resolutions adopted by the board of directors of each Organization which is a corporation, authorizing the execution, delivery and performance of the terms and provisions of the Loan Documents to which such Organization is party, each certified by the Secretary or Assistant Secretary of such Organization;

(ix) copies of certain resolutions adopted by the members of each Domestic Guarantor which is a limited liability company, authorizing the execution, delivery and performance of the terms and provisions of the Loan Documents to which such Domestic Guarantor is party, each certified by the Secretary or Assistant Secretary of such Domestic Guarantor; and

(x) copies of certain resolutions adopted by the general partner of each Domestic Guarantor which is a limited partnership, authorizing the execution, delivery, and performance of the terms and provisions of the Loan Documents to which such Domestic Guarantor is a party, each certified by the Secretary of the general partner of such Domestic Guarantor.

I also have examined such other corporate, limited liability company and limited partnership documents and records and such other agreements, certificates, opinions, instruments, papers, statutes and authorities, and have made such examinations of law, as I have deemed necessary as a basis for the opinions below.

In such examinations, I have assumed the genuineness of all signatures (other than those of representatives of the Organizations), the completeness and authenticity of all records and all documents submitted to me as originals and the conformity to original documents of the documents supplied to me as copies. As to various questions of fact material to such opinions, I have relied upon representations and warranties of each of the Organizations contained in the Loan Documents and upon statements and certificates of the officers of the Organizations or of officers of the general partners of Organizations that are limited partnerships and of other parties to the Loan Documents and of public officials, and upon public records. I have not conducted a search of or otherwise examined the records of any court.

For purposes of the opinions hereinafter expressed, I have assumed that (a) each party to any Loan Document (other than the Organizations) has the power to enter into and perform all of its obligations thereunder, (b) each such party (other than the Organizations) has taken all necessary actions to authorize the due execution, delivery and performance of such Loan Document by it, and (c) each such Loan Document is the legal, valid and binding obligation of each such party (other than the Organizations) thereto.

The opinions set forth in numbered paragraph 3 below with respect to the legality, validity, binding effect and enforceability of any Loan Document are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and I express no opinion with respect to the application of equitable principles to any Loan Document in any proceeding, whether at law or in equity.

I express no opinion as to the enforceability of provisions of the Loan Documents which : (a) restrict access to legal or equitable remedies; (b) purport to waive or affect any rights to notices; (c) contain a covenant by a party to take actions the taking of which is discretionary with or subject to the approval of another party or which are otherwise subject to contingencies the fulfillment of which is not within the control of the party so covenanting;
(d) purport to limit the Agent's obligations to exercise reasonable care in the custody and preservation of collateral in accordance with the Uniform Commercial Code of the State of New York; (e) purport to exculpate a party from, or indemnify a party against, its own negligence or failure to act in good faith or in accordance with standards of commercial reasonableness; (f) purport to allow the Agent to establish evidentiary standards for suit or proceedings to enforce such Loan Documents; (g) purport to allow the Agent to set off and apply deposits of any Organization to its obligations under the Loan Documents without prior notice having been given to any Organization, or as to the enforceability of any waiver by any Organization of demand or of rights to set-off or counterclaim; (h) relate to delay, election or omission of enforcement of remedies; (i) relate to severability; or (j) purport to constitute waivers of rights of subrogation, reimbursement, contribution, exoneration or indemnity by any Organization. I also point out that legal and equitable principles require good faith and fair dealing by the Agent and may require the Agent to exercise its rights and remedies under the Loan Documents in a reasonable manner, including, but not limited to, consideration by the Agent of the materiality of any breach by any Organization and of the consequences of such breach to the Agent. Furthermore, certain other provisions as to rights, remedies, covenants and limitations contained in the Loan Documents are subject to legal or equitable principles relating to the strict or specific enforcement of such rights, remedies, covenants and limitations. However, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, the limitations referred to in this paragraph and/or in other parts of this opinion, do not, in my opinion, make the remedies and procedures which will be afforded to the Agent inadequate for the realization of the substantive benefits purported to be provided under the Loan Documents.

I also point out that the enforceability of the above-referenced Security Agreement and the security interests created thereby may be subject to rights of account debtors and any claims or defenses of such persons against any Organization. Moreover, in the case of receivables that are due from the United States or any state thereof or any department of the United States or any state thereof, the right to collect upon such receivables may be limited by the Assignment of Claims Act, 31 U.S.C.A. ss. 3727 (1989) and any applicable state law relating to the assignment of claims against such State.

I express no opinion with respect to the right, title or interest of any Organization in or to any property, the existence, location or description of any Collateral (as such term is defined in the Loan Documents), or the priority or perfection of any security interest or other Lien in any of the Collateral (as such term is defined in the Loan Documents) or any other Lien referred to in the Loan Documents.

When reference is made in this opinion to "knowledge" or to what is "known to me", it means my actual knowledge and in this regard it is noted that I have not made any special review, investigation or inquiry in connection with rendering the opinion with respect to the matters so qualified.

I am admitted to practice law in the State of New York and I do not purport to be expert on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. For the purposes of this opinion, I have assumed that the laws of the States of Illinois, and of the state of incorporation or organization of each of the Organizations not incorporated or organized in Delaware or New York, are identical to the laws of the State of New York. For the purpose of the due certification of status in the first sentence of my opinion in numbered paragraph 1 below, I have relied solely upon certificates of public officials of the states of organization of each of the Organizations. For purposes of my opinion expressed in the second sentence of numbered paragraph 1 below in respect of due qualification and good standing as a foreign organization, I am relying solely on the representations and warranties of each of the Organizations contained in the Loan Documents.

Based upon and subject to the foregoing, I am of the opinion that:

1. Each of the Organizations which is a corporation is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to transact the business in which it is engaged as now conducted except that Rollins, King & McKane Associates, Inc. (an inactive subsidiary) is not in good standing in New Hampshire, the state of its incorporation, and each of the Organizations which is a limited liability company or a limited partnership is a legally existing limited liability company or limited partnership, respectively, in good standing under the laws of its jurisdiction of organization and has the power and authority to transact the business in which it is engaged and now conducted. Each of the Organizations is duly qualified and in good standing as a foreign corporation, limited liability company, or limited partnership, as the case may be, in all of the states in which, to my knowledge, failure to be so qualified would have a Material Adverse Effect.

2. The Company has the corporate power to borrow and apply for Letters of Credit from you. Each Domestic Guarantor has the corporate, limited liability company, limited partnership, or other power to guarantee all of the indebtedness, obligations and liabilities of the Company and the other Borrowers to you pursuant to the Credit Agreement. Each Organization has the corporate, limited liability company, limited partnership, or other power to mortgage, pledge, assign and otherwise encumber its assets and properties as collateral security for such borrowings, letter of credit liabilities and guarantees, to execute and deliver the Loan Documents executed by it and to which it is a party and to observe and perform all of the terms and provisions of such Loan Documents. The execution and delivery of the Loan Documents executed by each of the Organizations does not, nor will the observance and performance of any of the terms and provisions thereof, violate any law or the certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, or limited partnership agreement (or other similar documents) of any such Organization or, to my knowledge, any covenant, indenture or agreement to which such Organization is a party.

3. The Loan Documents executed by each Organization have been duly authorized by all necessary corporate, limited liability company, limited partnership, or other action, have been executed and delivered by the proper officers of such Organization and constitute valid and binding agreements of such Organization, enforceable against it in accordance with the respective terms of such Loan Documents.

4. Except as may be required in order to perfect the Liens contemplated by the Loan Documents, no order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body of the United States of America or the State of New York is or will be required in connection with the lawful execution and delivery of the Loan Documents by each Organization party thereto or the performance by each such Organization of any of the terms of the Loan Documents.

5. To my knowledge, after due inquiry, except as disclosed on Schedule 5.9 of the Credit Agreement or the Side Letter, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against any Organization or any of its assets or properties which, if adversely determined, could result in a Material Adverse Effect.

This opinion letter is furnished solely for your benefit in connection with matters relating to the Loan Documents and may not be used or relied upon by any other person or for any other purpose without my prior written consent.

                                                        Very truly yours,


                                                        Sheldon I. Cammaker
                                                        Executive Vice President
                                                        and General Counsel

SIC:mma

                                                                  C-2
                                                                  C-1
                                    EXHIBIT C


                                EMCOR GROUP, INC.


                             COMPLIANCE CERTIFICATE


                         FOR THE MONTH ENDING __________


To: Harris Trust and Savings Bank
    as Agent under, and the Lenders
    party to the Credit Agreement
    described below

     This Compliance Certificate is furnished to the Lenders pursuant to the requirements of Section 7.5 of the Credit Agreement dated as of ___________, 2002, by and between Emcor Group, Inc., a Delaware corporation (the "Company"), Comstock Canada, Ltd., a Canadian corporation ("Comstock Canada"), Drake & Scull Engineering Ltd., a United Kingdom Corporation ("Drake & Scull") and Harris Trust and Savings Bank as agent thereunder (the "Agent") and the Lenders named therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.   I am the duly elected ______________ of the Company;

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and Restricted Subsidiaries during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or an Event of Default at any time during or at the end of the accounting period covered by the accompanying financial statements or as of the date of this Certificate, except as set forth immediately below;

4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the dates and for the periods covered thereby; and

5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers' compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. *

6. Also attached hereto is a summary of accounts over $1,000,000 (and invoiced as an asset of $500,000 or more) in litigation, mediation or arbitration.*

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     The foregoing  certifications,  together with the computations set forth in
Schedule I attached hereto and the financial statements furnished concurrently with this Certificate in support hereof, are made and delivered as of this ______ day of _______________, 20___.


                                            EMCOR GROUP, INC.



                                            By:
                                             Title:_____________________________
                                                      (Type or Print Name)






                                       -4-

                                   SCHEDULE I

                                EMCOR GROUP, INC.

                             COMPLIANCE CALCULATIONS
                  FOR __________________, 2002 CREDIT AGREEMENT

                    CALCULATIONS AS OF _______________, 20__

================================================================================

A.   MINIMUM NET WORTH (SECTION 7.6)

     1.   Net Worth                                                                   $________

     2.   $350,000,000 plus 50% of Net Income
          for each Fiscal Year of the Company                                         $________

     3.   Line A1 is at least equal to line A2

     3.   Company is in Compliance                                                    Yes/No

B.   LEVERAGE RATIO (SECTION 7.7)

     1.   Total Funded Debt                                                           $________

     2.   Excess Cash                                                                 $________

     3.   Line B1 minus B2                                                            $________

     4.   Net Income for past 12 calendar months                                      $________

     5.   Interest Expense for past 12 calendar months                                $________

     6.   Income taxes for past 12 calendar months                                    $________

     7.   Depreciation of fixed assets for past 12 calendar months                    $________

     8.   Amortization of intangible assets during part 12 calendar months            $________

     9.   Sum of Lines B4, B5, B6, B8 and B9                                          $________

    10.   Adjustments resulting from Acquisitions during past
           12 calendar months (whether positive or negative)                          $________

    11.   Sum of Lines B9 and B10                                                     $________

    12.   Ratio of Line B3 to Line B11                                                 ________

    13.   Ratio of Line B11 shall not be more than                                     ______ to 1

    14.   Company is in Compliance                                                    Yes/No

C.   INTEREST COVERAGE RATIO (SECTION 7.8)

     1.   Net Income for past 12 calendar months                                      $________

     2.   Interest Expenses for past 12 calendar months                               $________

     3.   Income taxes for past 12 calendar months                                    $________

     4.   Sum of Lines C1, C2 and C3                                                  $________

     5.   Adjustments resulting from Acquisitions of the
           past 12 calendar months (whether positive or negative)                     $________

     6.   Sum of Line C4 and C5                                                       $________

     7.   Interest Expense for past 12 calendar months                                $________

     8.   All interest income received during past 12 calendar months                 $________

     9.   Line C7 minus Line C8                                                       $________

    10.   Ratio of Line C6 to Line C9                                                 $________

    11.   C10 shall not be less than                                                   2.5 to 1

    12.   Company is in Compliance                                                    Yes/No

D.   CAPITAL AND OTHER RESTRICTED EXPENDITURES (SECTION 7.13)

     1.   Capital Expenditures (not including Capital Expenditures
           which constitute Permitted Acquisitions)                                   $________

     2.   Face amount of Letters of Credit issued during
           past 12 calendar months                                                    $________

     3.   Aggregate amount expended to guarantee Indebtedness for
           Money Borrowed for any Strategic Venture (not including
           capital stock of the Company)                                              $________

     4.   Sum of Lines D1, D2 and D3                                                  $________

     5.   2.00% of the arithmetic average of unrealized revenue
           from contracts in progress as of last day of past four
           calendar quarters then ended                                               $________

     6.   Net cash proceeds from the sale of assets for past four
           calendar quarters then ended                                               $________

     7.   Maximum amount of dividends which company could pay
           as of date of expenditure or application in question                       $________

     8.   Sum of Lines D5, D6 and D7                                                  $________

     9.   Line D4 shall not exceed Line D8

    10.   Company is in Compliance                                                    Yes/No


                                       D-3
                                       D-1
                                    EXHIBIT D


                            ASSIGNMENT AND ACCEPTANCE

                          Dated _____________, 20_____

     Reference is made to the Amended and Restated Credit Agreement dated as of _______________, 2002 (the "Credit Agreement") among Emcor Group, Inc., the other Borrowers, the Lenders (as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________  (the "Assignor") and
_________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date and the Revolving Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations, if any.

     2. The Assignor (i) represents and warrants that as of the date hereof (A) its Commitment is $____________, (B) the aggregate outstanding principal amount of Revolving Loans made by it under the Credit Agreement that have not been repaid is $____________ and a description of the interest rates and currencies for such Revolving Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________ and a description of the expiry date, amount and account party for such L/C Obligations is also attached as Schedule 1 hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received copies of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Sections 7.5(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date (as hereinafter defined) in federal funds an amount equal to the percentage specified in Section One of the balance of Revolving Loans outstanding on such date. It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     5. The effective date for this Assignment and Acceptance shall be _____________, 20___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance and to the Agent for acceptance and recording by the Agent.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     8. In accordance with Section 11.18 of the Credit Agreement, the Assignee requests and directs that the Agent prepare and cause the Borrowers to execute and deliver to the Assignee Revolving Credit Notes payable to the Assignee.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                                         [ASSIGNOR LENDER]


                                                          By:
                                                          Title:


                                                         [ASSIGNEE LENDER]


                                                          By:
                                                          Title:

                                                          Lending Office (and
                                                          address for notices):


Accepted and consented this
____ day of ___________, 20__

Emcor GROUP, INC.



By:______________________________________________
Title:


Accepted and consented to by the Agent this _______ day of ___________, 20__

HARRIS TRUST AND SAVINGS BANK, as Agent



By:______________________________________________
Title:

                                SCHEDULE 1.1


                                COMMITMENTS

LENDER                                   COMMITMENT              PERCENTAGE

Harris Trust and Savings Bank            $65,000,000           23.6363636364%

Fleet National Bank                      $50,000,000           18.1818181819%

LaSalle National Bank                    $40,000,000           14.5454545454%

Bank One, Arizona, N.A.                  $25,000,000            9.0909090909%

Sovereign Bank                           $25,000,000            9.0909090909%

U.S. Bank, National Association          $25,000,000            9.0909090909%

Union Bank of California                 $20,000,000            7.2727272727%

National City Bank                       $15,000,000            5.4545454545%

Webster Bank                             $10,000,000            3.6363636364%

                                  SCHEDULE 1.3


                           EXISTING LETTERS OF CREDIT

 Number      Beneficiary                            Amount          Expiry Date

   36130     Transportation Insurance          $5,261,800.00           10/1/02
              Company

   35463     Ace Property & Casualty           $2,328,644.00           9/30/02
              Ins. Co.

   35309     Indemnity Insurance               $1,266,000.00           10/1/02
              Company of North America

   36173     Canadian Imperial Bank of           $320,945.00          12/24/02
              Commerce

   37085     Reliance Insurance Company          $500,000.00           7/23/03

   37137     Performance Contracting             $400,000.00            9/2/03

90006499     CNA Risk Management               $8,865,475.00            9/1/03

90007035     Firstrand Bank Limited              $870,801.54          11/11/02

90007059     The Travelers Casualty &            $900,000.00          12/31/02
              Surety

90007249     CNA Risk Management               $4,187,000.00            9/1/03

90007250     CNA Risk Management               $2,310,000.00            9/1/03

90007780     Alstom Power, Inc.                   $5,000,000            4/9/03

90008087     County of Los Angeles               $194,037.00           2/28/03

90008687     Firstrand Bank Limited              $911,635.20            2/13/03



                                                             SCHEDULE 4.2
                                                            THE GUARANTORS
                                                              GUARANTORS

                                                JURISDICTION OF               PERCENTAGE
                  NAME                           INCORPORATION                 OWNERSHIP                      OWNER

EMCOR Group, Inc.                                  Delaware

DYN Specialty Contracting, Inc.                    Virginia                      100%              EMCOR Construction
                                                                                                   Holding Services, Inc.

Dynalectric Company                                Delaware                      100%              DYN Specialty Contracting,
                                                                                                   Inc.

Dynalectric Company of Nevada                      Nevada                        100%              DYN Specialty Contracting,
                                                                                                   Inc.

Contra Costa Electric, Inc.                        California                    100%              DYN Specialty Contracting,
                                                                                                   Inc.

B&B Contracting & Supply Company                   Texas                         100%              DYN Specialty Contracting,
                                                                                                   Inc.

KDC Inc.                                           California                    100%              DYN Specialty Contracting,
                                                                                                   Inc.

EMCOR Construction Holding                         Delaware                      100%              MES Holdings Corp.
Services, Inc.

EMCOR Mechanical/Electrical Services               Delaware                      100%              EMCOR Construction Holding
(East), Inc.                                                                                       Services, Inc.

Heritage Air Systems Inc.                          New York                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Welsbach Electric Corp.                            Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Forest Electric Corp.                              New York                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Welsbach Electric Corp. of L.I.                    New York                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Penguin Maintenance and Services, Inc.             Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Penguin Air Conditioning Corp.                     New York                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

R.S. Harritan & Company, Inc.                      Virginia                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

J. C. Higgins Corp.                                Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Labov Mechanical, Inc.                             Delaware                      100%              J.C. Higgins Corp.

Labov Plumbing, Inc.                               Delaware                       90%              Labov Mechanical, Inc.

Duffy Mechanical Corp.                             Maryland                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

EMCOR Mechanical/Electrical Services               Delaware                      100%              EMCOR Construction Holding
(Midwest), Inc.                                                                                    Services, Inc.


JWP/Hyre Electric Co. of Indiana, Inc.             Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services, Inc.

Dynalectric Company of Ohio                        Ohio                          100%              EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

F. J. O'Toole Company                              Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

EMCOR Midwest, Inc.                                Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

Unique Construction Company                        Illinois                      100%              Gibson Electric Co., Inc.


Gibson Electric Co., Inc.                          New Jersey                    100%              EMCOR Midwest, Inc.

EMCOR Mechanical/Electrical Service                Delaware                      100%              EMCOR Construction Holding
(West), Inc.                                                                                       Services, Inc.

Dynalectric of Michigan, Inc. (formerly            Delaware                      100%              EMCOR Mechanical/Electrical
John Miller Electric Company)                                                                      Services (Midwest), Inc.

University Mechanical & Engineering                California                    100%              EMCOR Mechanical/Electrical
Contractors, Inc.                                                                                  Services (West), Inc.

Pace Mechanical Services, Inc.                     Michigan                      100%              University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc.

Northern O & M Consulting Group, Inc.              California                    100%              EMCOR Facilities Services,
                                                                                                   Inc.

Newcomb Anderson Associates                        California                    100%              EMCOR Facilities Services,
                                                                                                   Inc.

The Fred B. DeBra Co.                              Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

University Mechanical & Engineering                Arizona                       100%              University Mechanical &
Contractors, Inc.                                                                                  Engineering Contractors,
                                                                                                   Inc., a California
                                                                                                   corporation

Hansen Mechanical Contractors, Inc.                Nevada                        100%              University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc., a California
                                                                                                   corporation

Trautman & Shreve, Inc.                            Colorado                      100%              University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc., a California
                                                                                                   corporation

EMCOR Mechanical/Electrical Services               Delaware                      100%              EMCOR Construction Holding
(South), Inc.                                                                                      Services, Inc.

EMCOR Gowan, Inc.                                  Texas                         100%              EMCOR Mechanical/Electrical
                                                                                                   Services (South), Inc.

EMCOR International, Inc.                          Delaware                      100%              MES Holdings Corporation

Marelich Mechanical Co., Inc.                      California                     100%             EMCOR Mechanical/Electrical
                                                                                                   Services (West), Inc.

Design Air, Limited                                Washington                    100%              EMCOR Mechanical/Electrical
                                                                                                   Services (West), Inc.
Inte-Fac Corp.                                     New York                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Zack Power & Industrial Company                    Delaware                      100%              EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

EMCOR Facilities Services, Inc.                    Delaware                      100%              MES Holdings Corporation

Mesa Energy Systems, Inc.                         California                     100%              EMCOR Facilities Services,
                                                                                                   Inc.

BALCO, Inc.                                      Massachusetts                   100%              EMCOR Facilities Services,
                                                                                                   Inc.
Building Technology Engineers, Inc.              Massachusetts                   100%              EMCOR Facilities Services,
                                                                                                   Inc.

Rollins, King & McKone & Associates, Inc.        New Hampshire                   100%              EMCOR Facilities Services,
                                                                                                   Inc.

BTE Service, Inc.                                Massachusetts                   100%              EMCOR Facilities Services,
                                                                                                   Inc.
EMCOR Technologies, Inc.                           Delaware                      100%              MES Holdings Corporation

Monumental Investment Corporation                  Maryland                      100%              MES Holdings Corporation

The Poole and Kent Corporation                     Maryland                      100%              Monumental Investment
                                                                                                   Corporation
Poole and Kent - Connecticut, Inc.                 Maryland                      100%              Monumental Investment
                                                                                                   Corporation
Poole and Kent - New England, Inc.                 Maryland                      100%              Monumental Investment
                                                                                                   Corporation

Monumental Heating, Ventilating and Air            Maryland                      100%              Monumental Investment
Conditioning Contractors, Inc.                                                                     Corporation

Forti/Poole and Kent, L. L. C.                     Maryland                      100%              Monumental Heating,
                                                                                                   Ventilating and Air
                                                                                                   Conditioning Company, Inc.
Environmental Engineering Company                  Maryland                      100%              Monumental Investment
                                                                                                   Corporation

HVAC, Ltd.                                         Maryland                      100%              Monumental Investment
                                                                                                   Corporation

Atlantic Coast Mechanical, Inc.                    Maryland                      100%              HVAC, Ltd.

Great Monument Construction Company                Maryland                      100%              HVAC, Ltd.

                                                                                 100%              Monumental Investment
The Poole and Kent Company                         Maryland                                        Corporation
                                                                                 100%              The Poole and Kent Company
Poole and Kent Distributors, Inc.                  Maryland
                                                                                 100%              MES Holdings Corporation
EMCOR-CSI Holding Co.                              Delaware
                                                                                 100%              EMCOR CSI Holding Co.
CSUSA Holdings L. L. C.                            Delaware

CS48 Acquisition Corp.                             Delaware                      100%              CSUSA Holdings, LLC

Shambaugh & Son, L.P.                                Texas                  General Partner        CSUSA Holdings, LLC
Shambaugh & Son, L.P.                                Texas                  Limited Partner        CS48 Acquisition Corp.

Border Electric Co., L.P.                            Texas                  General Partner        CSUSA Holdings, LLC
Border Electric Co., L.P.                            Texas                  Limited Partner        CS48 Acquisition Corp.

Border Mechanical Co., L.P.                          Texas                  General Partner        CSUSA Holdings, LLC
Border Mechanical Co., L.P.                          Texas                  Limited Partner        CS48 Acquisition Corp.

American Mechanical Inc.                           Michigan                      100%              EMCOR CSI Holding Co.
Central Mechanical Construction Co., Inc.          Delaware                      100%              EMCOR CSI Holding Co.

E. L. Pruitt Company                               Delaware                      100%              EMCOR CSI Holding Co.
F & G Mechanical Corporation                       Delaware                      100%              EMCOR CSI Holding Co.
F & G Plumbing, Inc.                              New Jersey                     100%              F & G Mechanical Corporation

Gotham Air Conditioning Service, Inc.              Delaware                      100%              EMCOR CSI Holding Co.

Hillcrest Sheet Metal, Inc.                        Delaware                      100%              EMCOR CSI Holding Co.
Kilgust Mechanical, Inc.                           Delaware                      100%              EMCOR CSI Holding Co.
Kuempel Service, Inc.                                Ohio                        100%              EMCOR CSI Holding Co.
Lowrie Electric Company, Inc.                      Tennessee                     100%              EMCOR CSI Holding Co.
Mandell Mechanical Corporation                     New York                      100%              EMCOR Mechanical Electrical
                                                                                                   Serices (East), Inc.
Maximum Refrigeration & Air Conditioning           Delaware                      100%              EMCOR CSI Holding Co.
Corp.

Meadowlands Fire Protection Corp.                 New Jersey                     100%              EMCOR CSI Holding Co.


Nogle & Black Mechanical, Inc.                     Delaware                      100%              EMCOR CSI Holding Co.

North Jersey Mechanical Contractors, Inc.         New Jersey                     100%              EMCOR CSI Holding Co.

Temprite Air Conditioning and                      Delaware                      100%              EMCOR CSI Holding Co.
Refrigeration, Inc.

The Fagan Company                                   Kansas                       100%              EMCOR CSI Holding Co.

Walker-J-Walker, Inc.                              Tennessee                     100%              EMCOR CSI Holding Co.

MES Holdings Corporation                           Delaware                      100%              EMCOR Group, Inc.

EMCOR (UK) Limited                                    UK                         100%              EMCOR International Inc.


EMCOR Drake & Scull Group plc                         UK                         100%              EMCOR (UK) Limited

Drake & Scull Airport Services, Ltd.                  UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

EMCOR Facilities Services Ltd.                        UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

Drake & Scull Engineering (UK) Limited                UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc
Drake & Scull International, Ltd.                     UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

EMCOR Rail Ltd.                                       UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

EMCOR Drake & Scull Ltd.                              UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc


Drake & Scull Holdings Ltd.                           UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

Delcommerce (Contract Services) ltd.                  UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

Drake & Scull (Scotland)Ltd.                          UK                         100%              EMCOR (UK)Limited


DSE (Far East) Ltd.                                   UK                         100%              EMCOR Drake & Scull Group,
                                                                                                   plc.

BL Distribution                                       UK                         100%              EMCOR (UK)Ltd.

Drake & Scull Properties, Ltd.                        UK                         100%              EMCOR (UK)Ltd.

Businessland Holdings Ltd.                            UK                         100%              EMCOR Drake & Scull Group
                                                                                                   plc

Langgit Tinggi Sdn Bhd*                            Malaysia                      100%              EMCOR (UK) Limited

Drake & Scull France EURL*                          France                       100%              EMCOR (UK)Limited

Drake & Scull (Cayman Islands)Ltd*              Cayman Islands                   100%              EMCOR International, Inc.

JWP Technical Services (Malaysia) Sdn              Malaysia                      100%              EMCOR International, Inc.
Bhd*


University Mechanical deMexico                      Mexico                        98%              University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc.

EMCOR Canada Ltd.                                   Canada                       100%              EMCOR International, Inc.

JWP NRO Holdings, Inc.                              Canada                       100%              EMCOR International, Inc.

Comstock Canada, Ltd.                               Canada                       100%              EMCOR International, Inc.

Comstock Power Ltd.                                 Canada                       100%              Comstock Canada, Ltd.







                                                                  -7-

                                                              SCHEDULE 5.2

                                                         RESTRICTED SUBSIDIARIES


                                           JURISDICTION OF           PERCENTAGE
NAME                                       INCORPORATION             OWNERSHIP                     OWNER

DYN Specialty Contracting, Inc.            Virginia                  100%                          EMCOR Construction
                                                                                                   Holding Services, Inc.

Dynalectric Company                        Delaware                  100%                          DYN Specialty Contracting,
                                                                                                   Inc.

Dynalectric Company of Nevada              Nevada                    100%                          DYN Specialty Contracting,
                                                                                                   Inc.

Contra Costa Electric, Inc.                California                100%                          DYN Specialty Contracting,
                                                                                                   Inc.

B&B Contracting & Supply Company           Texas                     100%                          DYN Specialty Contracting,
                                                                                                   Inc.
KDC Inc.                                   California                100%                          DYN Specialty Contracting,
                                                                                                   Inc.

EMCOR Construction Holding                 Delaware                  100%                          MES Holdings Corp.
Services, Inc.

Defender Indemnity, Ltd.                   Vermont                   100%                          EMCOR Risk Holdings, Inc.

EMCOR Risk Holdings, Inc.                  Delaware                  100%                          MES Holdings Corp.

EMCOR Mechanical/Electrical Services       Delaware                  100%                          EMCOR Construction Holding
(East), Inc.                                                                                       Services, Inc.

Heritage Air Systems Inc.                  New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Welsbach Electric Corp.                    New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Forest Electric Corp.                      New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Welsbach Electric Corp. of L.I.            New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.


Penguin Maintenance and Services, Inc.     Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Inte-Fac Corp.                             New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Penguin Air Conditioning Corp.             New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

R.S. Harritan & Company, Inc.              Virginia                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

J. C. Higgins Corp.                        Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

Labov Mechanical, Inc.                     Delaware                  100%                          J.C. Higgins Corp.

Labov Plumbing, Inc.                       Delaware                  90%                           Labov Mechanical, Inc.

Duffy Mechanical Corp.                     Maryland                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

EMCOR Facilities Services, Inc.            Delaware                  100%                          MES Holdings Corp.


Mesa Energy Systems, Inc.                  California                100%                          EMCOR Facilities Services,
                                                                                                   Inc.

Northern O & M Consulting Group, Inc.      California                100%                          EMCOR Facilities Services,
                                                                                                   Inc.

Newcomb Anderson Associates                California                100%                          EMCOR Facilities Services,
                                                                                                   Inc.

EMCOR Mechanical/Electrical Services       Delaware                  100%                          EMCOR Construction Holding
(Midwest), Inc.                                                                                    Services, Inc.

JWP/Hyre Electric Co. of Indiana, Inc.     Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services, Inc.

Dynalectric Company of Ohio                Ohio                      100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

Dynalectric of Michigan, Inc.              Delaware                  100%                          EMCOR Mechanical/Electrical
(Formerly known as John Miller Electric                                                            Services (Midwest), Inc.
Company)


EMCOR Midwest, Inc.                        Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

Gibson Electric Co., Inc.                  New Jersey                100%                          EMCOR Midwest, Inc.

Unique Construction Company                Illinois                  100%                          Gibson Electric Co., Inc.


F. J. O'Toole Company                      Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

The Fred B. DeBra Co.                      Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

Zack Power & Industrial Company            Delaware                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (Midwest), Inc.

EMCOR Mechanical/Electrical Service        Delaware                  100%                          EMCOR Construction Holding
(West), Inc.                                                                                       Services, Inc.

University Mechanical & Engineering        California                100%                          EMCOR Mechanical/Electrical
Contractors, Inc.                                                                                  Services (West), Inc.

Pace Mechanical Services, Inc.             Michigan                  100%                          University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc.

University Mechanical & Engineering        Arizona                   100%                          University Mechanical &
Contractors, Inc.                                                                                  Engineering Contractors,
                                                                                                   Inc., a California
                                                                                                   corporation

MES Holdings Corp.                         Delaware                  100%                          EMCOR Group, Inc.

Hansen Mechanical Contractors, Inc.        Nevada                    100%                          University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc., a California
                                                                                                   corporation

Trautman & Shreve, Inc.                    Colorado                  100%                          University Mechanical &
                                                                                                   Engineering Contractors,
                                                                                                   Inc., a California
                                                                                                   corporation

Marelich Mechanical Co., Inc.              California                100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (West), Inc.

Design Air, Limited                        Washington                100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (West), Inc.

EMCOR Mechanical/Electrical Services       Delaware                  100%                          EMCOR Construction Holding
(South), Inc.                                                                                      Services, Inc.

EMCOR Gowan, Inc.                          Texas                     100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (South), Inc.

EMCOR International Inc.                   Delaware                  100%                          MES Holdings Corp.

EMCOR Technologies, Inc.                   Delaware                  100%                          MES Holdings Corp.

Building Technology Engineers of North     Delaware                  51%                           EMCOR Facilities Services,
America, LLC                                                                                       Inc.

BALCO, Inc.                                Massachusetts             100%                          EMCOR Facilities Services,
                                                                                                   Inc.

Building Technology Engineers, Inc.        Massachusetts             100%                          EMCOR Facilities Services,
                                                                                                   Inc.

Rollins, King & McKone & Associates, Inc.  New Hampshire             100%                          EMCOR Facilities Services,
                                                                                                   Inc.

BTE Service, Inc.                          Massachusetts             100%                          EMCOR Facilities Services,
                                                                                                   Inc.

Monumental Investment Corporation          Maryland                  100%                          MES Holdings Corporation

The Poole and Kent Corporation             Maryland                  100%                          Monumental Investment
                                                                                                   Corporation

Poole and Kent - Connecticut, Inc.         Maryland                  100%                          Monumental Investment
                                                                                                   Corporation

Poole and Kent - New England, Inc.         Maryland                  100%                          Monumental Investment
                                                                                                   Corporation


Monumental Heating, Ventilating and Air    Maryland                  100%                          Monumental Investment
Conditioning Contractors, Inc.                                                                     Corporation

Forti/Poole and Kent, L. L. C.             Maryland                  100%                          Monumental Heating,
                                                                                                   Ventilating and Air
                                                                                                   Conditioning Company, Inc.

Environmental Engineering Company          Maryland                  100%                          Monumental Investment
                                                                                                   Corporation

HVAC, Ltd.                                 Maryland                  100%                          Monumental Investment
                                                                                                   Corporation

Atlantic Coast Mechanical, Inc.            Maryland                  100%                          HVAC, Ltd.


Great Monument Construction Company        Maryland                  100%                          HVAC, Ltd.

The Poole and Kent Company                 Maryland                  100%                          Monumental Investment
                                                                                                   Corporation

Poole and Kent Distributors, Inc.          Maryland                  100%                          The Poole and Kent Company

EMCOR-CSI Holding Co.                      Delaware                  100%                          MES Holdings Corporation

CSUSA Holdings L. L. C.                    Delaware                  100%                          EMCOR CSI Holding Co.

CS48 Acquisition Corp.                     Delaware                  100%                          CSUSA Holdings, LLC

Shambaugh & Son, L.P.                      Texas                     General Partner               CSUSA Holdings, LLC

Shambaugh & Son, L.P.                      Texas                     Limited Partner               CS48 Acquisition Corp.

Border Electric Co., L.P.                  Texas                     General Partner               CSUSA Holdings, LLC

Border Electric Co., L.P.                  Texas                     Limited Partner               CS48 Acquisition Corp.

Border Mechanical Co., L.P.                Texas                     General Partner               CSUSA Holdings, LLC

Border Mechanical Co., L.P.                Texas                     Limited Partner               CS48 Acquisition Corp.

American Mechanical Inc.                   Michigan                  100%                          EMCOR CSI Holding Co.

Central Mechanical Construction Co., Inc.  Delaware                  100%                          EMCOR CSI Holding Co.

E. L. Pruitt Company                       Delaware                  100%                          EMCOR CSI Holding Co.

F & G Mechanical Corporation               Delaware                  100%                          EMCOR CSI Holding
                                                                                                   Co.

F & G Plumbing, Inc.                       Delaware                  100%                          F & G Mechanical Corporation

Gotham Air Conditioning Service, Inc.      Delaware                  100%                          EMCOR CSI Holding
                                                                                                   Co.

Hillcrest Sheet Metal, Inc.                Delaware                  100%                          EMCOR CSI Holding
                                                                                                   Co.

Kilgust Mechanical, Inc.                   Delaware                  100%                          EMCOR CSI Holding
                                                                                                   Co.

Kuempel Service, Inc.                      Ohio                      100%                          EMCOR CSI Holding
                                                                                                   Co.

Lowrie Electric Company, Inc.              Tennessee                 100%                          EMCOR CSI Holding
                                                                                                   Co.

Mandell Mechanical Corporation             New York                  100%                          EMCOR Mechanical/Electrical
                                                                                                   Services (East), Inc.

 Maximum Refrigeration & Air               Delaware                  100%                          EMCOR CSI Holding
Conditioning Corp.                                                                                 Co.

Meadowlands Fire Protection Corp.          New Jersey                100%                          EMCOR CSI Holding
                                                                                                   Co.

Nogle & Black Mechanical, Inc.             Delaware                  100%                          EMCOR CSI Holding
                                                                                                   Co.

North Jersey Mechanical Contractors,       New Jersey                100%                          EMCOR CSI Holding
Inc.                                                                                               Co.

Temprite Air Conditioning and              Delaware                  100%                          EMCOR CSI Holding
Refrigeration, Inc.                                                                                Co.

The Fagan Company                          Kansas                    100%                          EMCOR CSI Holding
                                                                                                   Co.

Walker-J-Walker, Inc.                      Tennessee                 100%                          EMCOR CSI Holding
                                                                                                   Co.

EMCOR Canada Ltd.                          Canada                    100%                          EMCOR International, Inc.

JWP NRO Holdings, Inc.                     Canada                    100%                          EMCOR International, Inc.

Comstock Canada, Ltd.                      Canada                    100%                          EMCOR International. Inc.

Comstock Power Ltd.                        Canada                    100%                          Comstock Canada, Ltd.

EMCOR (UK) Limited                         UK                        100%                          EMCOR International, Inc.


Poole and Kent, Ltd.                       Bermuda                   100%                          Monumental Investment
                                                                                                   Corporation

Atlas Indemnity, Ltd.                      Bermuda                   100%                          EMCOR Risk Holdings, Inc.

EMCOR Drake & Scull Group plc              UK                        100%                          EMCOR (UK) Limited

EMCOR Facilities Services Ltd.             UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

Drake & Scull Airport Services, Ltd.       UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

Drake & Scull Engineering (UK) Ltd.        UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

Drake & Scull International, Ltd.          UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

EMCOR Rail Ltd.                            UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

EMCOR Drake & Scull Ltd.                   UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

Drake & Scull Holdings Ltd.                UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

Delcommerce (Contract Services)            UK                        100%                          EMCOR (UK) Ltd.
Ltd.

Drake & Scull (Scotland) Ltd.              UK                        100%                          EMCOR (UK) Limited

DSE (Far East) Ltd.                        UK                        100%                          EMCOR Drake & Scull Group
                                                                                                   plc

BL Distribution Ltd.                       UK                        100%                          EMCOR (UK) Ltd.

Drake & Scull Properties, Ltd.             UK                        100%                          EMCOR (UK) Ltd.


Businessland Holdings                      UK                        100%                          EMCOR Drake & Scull Group,
                                                                                                   plc

Langgit Tinggi Sdn Bhd*                    Malaysia                  100%                          EMCOR (UK) Limited


Drake & Scull France Eurl*                 France                    100%                          EMCOR (UK) Limited


Drake & Scull (Cayman Islands) Ltd.*       Cayman Islands            100%                          EMCOR International, Inc.


JWP Technical Services (Malaysia) Sdn      Malaysia                  100%                          EMCOR International, Inc.
Bhd*
University Mechanical deMexico S.A.        Mexico                    98%                           University Mechanical &
DeC.V.*                                                                                            Engineering Contractors,
                                                                                                   Inc.

------------------
*Designated Foreign Restricted Subsidiaries





                                                       UNRESTRICTED SUBSIDIARIES


                                                      JURISDICTION OF      PERCENTAGE OWNERSHIP
                      NAME                             INCORPORATION                                   OWNER

A to Z Equipment Corp.                               New York                      100%          Sellco Corporation

Afgo Engineering Corporation                         New York                      100%          Sellco Corporation

Afgo Engineering Corp. of Washington                 Delaware                      100%          Sellco Corporation

Antwerp Education Center N.V.                        Belgium                       100%          Sellco Corporation

AZCO Inc.                                            Delaware                      100%          Sellco Corporation

Businessland Canada Ltd.                             Canada                        100%          JWP Information Services Inc.

Businessland (Hong Kong) Limited                     Hong Kong                     100%          JWP Information Services Inc.

Case/Acme Systems, Inc.                              New York                      100%          Sellco Corporation

Computer Maintenance Corporation                     New Jersey                    100%          Sellco Corporation

Drake & Scull France SARL                            France                        100%          Sellco Corporation

E.M.A. International, Inc.                           District of Columbia          100%          Sellco Corporation

Gone Inc.                                            California                    100%          Sellco Corporation

G/M Tech                                             New York                      100%          Sellco Corporation

Guzovsky/JWP Electrical Inc.                         Rhode Island                  100%          Sellco Corporation

Jamaica Water Securities Corp.                       New York                      100%          Sellco Corporation

Jamaica Water Supply Company                         New York                       96%          Jamaica Water Securities Corp.

JWP Communications Inc.                              Delaware                      100%          Sellco Corporation

JWP Controls Inc.                                    California                    100%          Sellco Corporation

JWP Controls Holding, Inc.                           Delaware                      100%          Sellco Corporation

JWP Credit Corp.                                     Delaware                      100%          Sellco Corporation

JWP E.C. Corp.                                       New York                      100%          Sellco Corporation

JWP Environmental Composting Technologies, Inc.      Minnesota                     100%          Sellco Corporation

JWP Espana SA                                        Spain                         100%          Sellco Corporation

JWP France SARL                                      France                        100%          Sellco Corporation

JWP/Guzovsky Electrical Corp.                        Massachusetts                 100%          Sellco Corporation

JWP/HCII Corp.                                       Delaware                      100%          Sellco Corporation

JWP of Hartford, Inc.                                Connecticut                   100%          Sellco Corporation

JWP Information Services, Inc.                       California                    100%          Sellco Corporation

JWP Information Services SARL                        France                        100%          Sellco Corporation

JWP/IS Network Integration Services, Inc.            Pennsylvania                  100%          Sellco Corporation

JWP Merger Sub Inc.                                  Delaware                      100%          Sellco Corporation

JWP TS Corp.                                         New Jersey                    100%          Sellco Corporation

Kerby Saunders, Inc.                                 New York                      100%          Sellco Corporation

Kerby Saunders-Warkol, Inc.                          Delaware                      100%          Sellco Corporation

Marlon of Texas, Inc.                                Texas                         100%          Sellco Corporation

Micro Avenue                                         Belgium                       100%          Sellco Corporation

MicroCom                                             Belgium                       100%          Sellco Corporation

North Am. Heating & Air Conditioning Company         Delaware                      100%          Sellco Corporation

Sivea Benelux                                        Belgium                       100%          Sellco Corporation

SLR Constructors Inc.                                New York                      100%          Sellco Corporation

Sutter Hill Industries, Inc.                         Illinois                      100%          Sellco Corporation

Teletime Limited                                     Ontario                       100%          Sellco Corporation

University Cogeneration, Inc.                        California                    100%          Sellco Corporation

Wachtel, Duklauer & Fein Incorporated                New York                      100%          Sellco Corporation

JWP Unrestricted Sub 9 Inc.                          New York                      100%          Sellco Corporation

Sellco Corporation                                   Delaware                      100%          EMCOR Group, Inc.

JWP Energy Products Inc.                             Idaho                         100%          EMCOR Group, Inc.

JWP/MEC Corp.                                        Pennsylvania                  100%          EMCOR Group, Inc.

University Energy Services of California, Inc.       California                    100%          EMCOR Group, Inc.

University Technical Services Inc.                   California                    100%          University Energy Services of
                                                                                                 California

JWP Telecom, Inc.                                    Delaware                      100%          EMCOR Group, Inc.

JWP Telecommunication Services Inc.                  Delaware                      100%          JWP Telecom, Inc.

Standard Telecommunications, Inc.                    New York                      100%          JWP Telecom, Inc.

Standard Telecommunications Equipment Inc.           New Jersey                    100%          JWP Telecom, Inc.

MEC Constructors, Inc. (formerly JWP Pacific         Delaware                      100%          EMCOR Group, Inc.
International, Inc.)

Jamaica Technical Trading Company                    Delaware                      100%          MEC Constructors, Inc.

JWP Technical Services (C.N.M.I.) Inc.               Northern Marianas             100%          MEC Constructors, Inc.

JWP Technical Services (Hong Kong) Limited           Hong Kong                     100%          MEC Constructors, Inc.

JWP Technical Services (Singapore) PTE Ltd.          Singapore                     100%          MEC Constructors, Inc.

JWP Thailand Ltd.                                    Thailand                      100%          MEC Constructors, Inc.

JWP Technical Services of Guam, Inc.                 Delaware                       50%          MEC Constructors, Inc.

                                                                                    50%          EMCOR Mechanical/Electrical
                                                                                                 Services (West), Inc.

                                  SCHEDULE 5.9


                                   LITIGATION


     In February 1995, as part of an investigation by the New York County District Attorney's office into the business affairs of a general contractor that did business with EMCOR's subsidiary, Forest Electric Corp. ("Forest"), a search warrant was executed at Forest's executive offices. On July 12, 2000, Forest was served with a Subpoena Duces Tecum to produce certain documents as part of a broader investigation by the New York County District Attorney's office into illegal business practices in the New York City construction industry. Forest has been informed by the New York County District Attorney's office that it and certain of its officers are targets of the investigation. Forest has produced documents in response to the subpoena and intends to cooperate fully with the District Attorney's office investigation as it proceeds.

     In December 2001, the Company's Canadian subsidiary Comstock Canada Limited ("Comstock") commenced an action against Atomic Energy of Canada Limited ("AECL") claiming approximately Cdn. $6.0 million in connection with Comstock's work on two medical isotope nuclear reactors and associated work at AECL's facility at Chalk River, Ontario. Comstock's claim is for holdback, unpaid change requests, loss of productivity and extended duration costs. AECL has filed a defense denying Comstock's claim and counterclaimed against Comstock for Cdn. $47.0 million claiming substantial deficiencies in Comstock's work which are alleged to have resulted in the need to replace a portion of Comstock's work and installed materials and the need to reinstall various components of the reactor systems. These deficiencies are alleged to have caused a significant delay in AECL's ability to obtain the necessary certifications for operation of the systems. To date, there has been no document exchange or discovery in this litigation. The Company believes it has good and meritorious defenses to the AECL counterclaim.

                                  SCHEDULE 7.10


                                  INDEBTEDNESS

1.   EMCOR Group, Inc. ("EMCOR")

     a. $21,814,906.33 principal amount of notes payable to former owners of certain companies acquired from Comfort Systems USA.

     b.   $68,000 note payable to Connecticut Development Authority.

2.   Monumental Investment Corp.

     a.   $95,000 note payable to former stockholder/employee.

     b. Monumental is obligated in respect of obligations arising out of or incurred in connection with the sale of by the Maryland Energy Financing Administration (the "Administration") of Maryland Energy
          Financing Administration Limited Obligation Local District Cooling Facilities Revenue Bonds (Comfort Link Project) 2001 series in the principal amount of $25,000,000 and the loan in December 2001 of such bond proceeds by the Administration to District Chilled Water General Partnership d/b/a Comfort Link ("Comfort Link") of which Monumental is a general partner, including Monumental's obligations to guarantee the payment of such indebtedness and related costs and expenses by Comfort Link.

     c. Monumental is the guarantor of 40% of indebtedness of Comfort Link under Comfort's $50,000,000 line of credit from Citibank N.A. pursuant to which $34,000,000 is presently outstanding.

3.   Building Technology Engineers of North America, LLC

     a.   $249,500 note payable to CB Richard Ellis.

4.   University Mechanical & Engineering Contractors, Inc.

     a.   $480,176.57 note payable to former shareholder.

5.   EMCOR  U.K.   Limited  and  its   subsidiaries   ("UK   Borrowing   Group")

     a. The UK Borrowing Group has guaranteed the obligations of its members in respect of bonds issued by surety companies. Certain of these obligations are secured by a lien upon the assets of each member.

     b. Members of the UK Borrowing Group have outstanding loans and/or advances to another.

6.   EMCOR Group, Inc. and various EMCOR Subsidiaries

     a.   $4.0  million   payable  under  finance   leases  and  purchase  money
          mortgages.

     b. EMCOR and its subsidiaries have guaranteed the obligations of one another in respect of bonds issued by surety companies. Certain of these obligations are secured by a lien upon the assets of each guarantor.

7.   EMCOR Drake & Scull Group plc

     a. D&S is guarantor of an ABN AMRO Bank credit facility of Lunar Drake & Scull LLC in an amount not to exceed(pound)30,000 (approximately $45,000).

     b. D&S and EMCOR (UK) Limited are guarantors of a Saudi Investment Bank credit facility of NESMA EMCOR Saudi Arabia Ltd. which guaranteed amount is not to exceed(pound)450,000 (approximately $625,000).

     c.   D&S is a  guarantor  of a Bank of Muscat  credit  facility  of Drake &
          Scull  Assarain  LLC  which   guaranteed   amount  is  not  to  exceed
          (pound)55,370 (approximately $83,000).

8. The information contained in Schedules 7.11 and 7.12 is hereby incorporated herein by reference thereto.

9. Performance Guarantee by EMCOR Drake & Scull and The Fedics Group Limited of Umbrella Service Contract dated as of November 16, 1999 between Drake & Scull FM (SA) (PTY) Limited and Sanlam Life Insurance Limited.

                                  SCHEDULE 7.11


                                      LIENS

1.   EMCOR Group, Inc. ("EMCOR")

     a.   Lien  in  favor  of  Connecticut   Development  Authority  on  certain
          equipment and furniture located at the offices of EMCOR in Norwalk, CT (Amount Secured - $68,000).

2.   EMCOR and various EMCOR Subsidiaries

     a. EMCOR subsidiaries have obtained bonds from surety companies. The agreements pursuant to which the bonds were issued and will be issued in the future provide that EMCOR and certain EMCOR subsidiaries grant liens upon certain of their assets in favor of the bonding companies.

     b. Miscellaneous finance leases and purchase money mortgages of EMCOR subsidiaries approximately $4.0 million.

3.   UK Companies

     a. Debenture by Drake & Scull Properties Limited, EMCOR Drake & Scull plc, EMCOR Facilities Services Limited, EMCOR (UK) Limited, Drake & Scull Airport Services Limited, Delcommerce (Contract Services) Limited, Heritage Air Systems Limited, Drake & Scull Holding Limited in favor of Seaboard Surety Company.

     b. Deed of Charge over Credit Balances in favor of Barclays Bank plc by Drake & Scull Properties plc, EMCOR Drake & Scull Group plc, EMCOR
          (UK) Limited, Heritage Air Systems Limited.

     c. Letter of Charge in favor of The Bank of Scotland by Drake & Scull Properties Limited, Drake & Scull Group plc, Drake & Scull Airport Services Limited.

     d. Bank Account Security Deed relating to Peacehaven Schools PFI Project in favor of ING Bank by EMCOR Facilities Services Limited.



                                                             SCHEDULE 7.12

                                                    INVESTMENTS, LOANS AND ADVANCES

               INVESTMENTS                            AMOUNT OF INVESTMENT                  PAYEE OR HOLDER
1.   State of Israel Bonds                  $50,000 aggregate principal amount        Welsbach Electric Corp.

2.   Colony Holdings Ltd.                   60,000 shares--12% interest               Monumental Investment Corp.
       (Bermuda)
3.   District Chilled Water                 40% General Partnership in interest;      Monumental Investment Corp.
      Partnership                           equity approximately $6,000,000

4.   Caves Valley Golf Club                 10 shares of preferred stock and 1        Monumental Investment Corp.
                                            share of common stock

5.   Baltimore Ravens                       License (right) for 16 seats              The Poole & Kent Corporation

6.   Limited Partnership Interest           ($146,495) current book balance           Forest Electric Corp.
      in Astoria Studios

7.   United Trades Insurance                One preferred share                       E.L. Pruitt Company
      Company                               One ordinary share

8.   Cash Surrender Value of                $1,293,550.32                             Penguin Air Condition Corp.
      split dollar insurance policy

9.  Specialty Trade Insurance               $15,000 investment in mutual insurance    Shambaugh & Son, LP
     Company                                company

10. Cash Surrender Value of                 $638,424                                  Shambaugh & Son, LP
      split dollar life insurance
      policy

12. Cash Surrender Value of                 $27,400                                   Energy Systems Industries, Inc.
      life insurance policy

13. Cash Surrender Value of                 $71,000                                   Kuempel Service, Inc.
      life insurance policy

14. NESMA EMCOR Company                     800 cash shares - 40% interest            EMCOR (Cayman Islands) Limited
      Limited (Saudi Arabia)

15. Drake & Scull International             25% Interest                              Drake & Scull International, Inc.
      llc (Abu Dhabi)



16. Lunar Drake & Scull llc                 49% Interest                              Drake & Scull (Cayman Islands) Ltd.
      (Dubai)

17. Drake & Scull Assarain LLC              49% Interest                              Drake & Scull (Cayman Islands) Ltd.
      (Oman)
18. Drake & Scull FM(SA) PTY                50,000 shares - 50% interest              EMCOR Drake & Scull Group plc
      Limited
19. YDS Engineering Ltd.                    5,000,000 shares - 50% interest           Drake & Scull (Cayman Islands) Ltd.
      (Hong Kong)
20. F&G Mechanical Inc.                     90 shares - 45% interest                  F&G Mechanical Corp.
      (New York)

                                   Guarantees

     1. The information contained in Schedules 7.10 and 7.11 is hereby incorporated herein by reference thereto.

                                                                     Exhibit 99


                                    CONTACT:   R. Kevin Matz
                                               Vice President & Treasurer
                                               (203) 849-7938

                                               Morgen-WalkeAssociates
                                               Christine Mhrmann, Eric Boyriven
                                               Media contct: Laura Novak
                                               (212) 8505600


            EMCOR Group, Inc. ANNOUNCES $275 MILLION 5 YEAR REVOLVING
                                 CREDIT FACILITY

NORWALK, CONNECTICUT - September 30, 2002 - EMCOR Group, Inc. (NYSE: EME) announced today that it had entered into a new 5 year revolving credit agreement with banks led by Harris Trust and Savings Bank providing for a $275 million credit facility. The new agreement, which permits EMCOR to incur up to an additional $200 million of long-term debt, replaces the Company's $150 million 3 year credit facility that would have expired June 2003.

Frank T. MacInnis, Chairman and Chief Executive Officer of EMCOR Group, said, "This new credit facility will provide us with additional working capital to grow our mechanical and electrical and facilities services businesses. In addition, it represents "dry powder" for the acquisitions and strategic alliances that we continue to evaluate with a view to expanding the scope and scale of our operations."

Mr. MacInnis concluded, "EMCOR's financial strength has placed us at the center of many opportunities even during these uncertain economic times. We are proud of the confidence that our banking group has shown in our company and in our business plan. This new facility will be an important asset as we continue to build and position EMCOR for the long term."

EMCOR Group, Inc. is a worldwide leader in mechanical and electrical construction services and facilities services. This press release and other press releases and information can be viewed at the Company's website at www.emcorgroup.com.

This release may include "forward looking statements". These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by the Company and other factors, many of which are beyond the control of the Company. Actual results may differ materially from those anticipated in the statements.

                                                    Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         EMCOR Group, Inc


                                                        /s/ Frank T. MacInnis
                                                      ------------------------
                                              By:        Frank T. MacInnis
                                                     Chairman of the Board of
                                                         Directors and
                                                      Chief Executive Officer